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Filed Pursuant To Rule 424(b)(3)
Registration No. 333-67870

P R I C I N G  S U P P L E M E N T

(To Prospectus Supplement dated September 24, 2001 and
Prospectus dated August 23, 2001)

$500,000,000

5.375% Global Notes due 2007

        Interest on the Notes is payable on June 1 and December 1, beginning on December 1, 2002. The Notes will mature on June 1, 2007. The Notes are not redeemable prior to maturity unless certain events occur involving U.S. taxation. See "Description of the Notes—Redemption for Tax Purposes."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement, the prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to Public	99.770%	$498,850,000
Underwriting Discount	.350%	$1,750,000
Proceeds to Disney	99.420%	$497,100,000

        Interest on the Notes will accrue from May 30, 2002 to the date of delivery.

        We expect that delivery of the Notes will be made to investors on or about May 30, 2002 in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream or Euroclear.

Joint Book-Running Managers

Credit Suisse First Boston	Salomon Smith Barney

Senior Co-Managers

JPMorgan	Merrill Lynch & Co.	UBS Warburg

Co-Managers

Blaylock & Partners, L.P.	Loop Capital Markets, LLC
Muriel Siebert & Co., Inc.	The Williams Capital Group, L.P.

The date of this pricing supplement is May 22, 2002.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        In this pricing supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "dollars", "$" and "U.S. $" are to United States dollars.

DESCRIPTION OF THE NOTES

        The Notes will be issued as a part of a series of senior debt securities designated as Medium-Term Notes, Series B and issued under a senior debt security indenture, dated as of September 24, 2001 (the "indenture"), between Disney and Wells Fargo Bank, N.A., as trustee (the "trustee"). The Medium-Term Notes are currently limited to $6,195,000,000 aggregate initial offering price or the equivalent thereof in one or more foreign or composite currencies or currency units and the Notes are currently limited to $500,000,000 aggregate principal amount. The following summary of certain provisions of the Notes, of the Medium-Term Notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture, a copy of which has been filed as an exhibit to the registration statement of which this pricing supplement and the accompanying prospectus supplement and prospectus are a part. Capitalized terms used but not defined in this pricing supplement or in the accompanying prospectus supplement or prospectus have the meanings given to them in the indenture. The term "securities," as used in this pricing supplement, refers to all securities issuable from time to time under the indenture and includes the Medium-Term Notes. The term "Medium-Term Notes" includes the Notes.

General

        All securities, including the Notes to be issued under the indenture, will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured indebtedness from time to time outstanding. The indenture does not limit the aggregate principal amount of securities which may be issued thereunder, and securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by us for each series. We may, from time to time, without the consent of the holders of the Notes, "re-open" the Notes and issue additional Notes. We may also provide for the issuance of additional Medium-Term Notes or other securities under the indenture in addition to the securities authorized as of the date of this pricing supplement.

        The Notes will be fixed rate notes, will mature on June 1, 2007 and will bear interest from the date of issue at the rate of 5.375% per annum. Interest on the Notes will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 2002, to holders of the Notes on the fifteenth day (whether or not a Business Day) immediately preceding the related interest payment date. Payments of principal of and interest on the Notes will be made by us through the trustee to the Depositary (as defined below). See "Description of the Notes—Book-Entry Notes" in the accompanying prospectus supplement.

Redemption

        The Notes will not be subject to redemption before maturity, by a sinking fund or otherwise, unless certain events occur involving United States taxation. See "—Redemption for Tax Purposes."

Payment of Additional Amounts

        We will, subject to certain exceptions and limitations set forth below, pay to the holder of any Note who is a United States Alien (as defined below), as additional interest, such amounts ("Additional Amounts") as may be necessary in order that every net payment on such Note (including payment of the principal of and interest on such Note) by us or a paying agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

          (a)  any tax, assessment or other governmental charge that would not have been so imposed but for:

    •
    the existence of any present or former connection between such holder or beneficial owner of such Note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

    •
    such holder's or beneficial owner's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

          (b)  any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

          (c)  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a Note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

          (d)  any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Note;

          (e)  any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment on a Note, if such payment can be made without such withholding by any other paying agent;

          (f)    any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g)  any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of stock of

  Disney or that is a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (h)  any tax, assessment or other governmental charge payable by means of deduction or withholding imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

          (i)    any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor shall Additional Amounts be paid with respect to a payment on a Note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

        A "United States Alien" means any person that, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust. "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

Redemption for Tax Purposes

        If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the consummation of this offering, we become or will become obligated to pay Additional Amounts as described above or (b) any act is taken by a taxing authority of the United States on or after the consummation of this offering, whether or not such act is taken with respect to us or any affiliate, that results in a substantial likelihood that we will or may be required to pay such Additional Amounts, then we may, at our option, redeem, as a whole, but not in part, the Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the Notes or any action that would entail a material cost to us. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial likelihood that we will or may be required to pay Additional Amounts described above and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Certain United States Tax Documentation Requirements

        A beneficial owner of a Note will generally be subject to the 30% United States Federal withholding tax that generally applies to payments of interest on a registered form debt obligation issued by a United States person, unless (a) each clearing system, bank or other financial institution that holds such beneficial owner's Note in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (b) one of the following steps is taken to obtain an exemption from or reduction of the tax:

        Exemption for United States Aliens (IRS Form W-8BEN).    A beneficial owner of a Note that is a United States Alien can obtain an exemption from the withholding tax by providing a properly completed Internal Revenue Service Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

        Exemption for United States Aliens with effectively connected income (IRS Form W-8ECI).    A beneficial owner of a Note that is a United States Alien, including a non-United States corporation or bank with a United States branch, that conducts a trade or business in the United States with which the interest income on a Note is effectively connected, can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for United States Aliens entitled to the benefits of a treaty (IRS Form W-8BEN).    A beneficial owner of a Note that is a United States Alien entitled to the benefits of an income tax treaty to which the United States is a party can obtain an exemption from or reduction of the withholding tax (depending on the terms of the treaty) by providing a properly completed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

        Exemption for Non-United States Aliens (IRS Form W-9).    A beneficial owner of a Note that is not a United States Alien can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

        United States Federal income tax reporting procedure.    A beneficial owner of a Note, or, in the case of IRS Forms W-8BEN and W-8ECI, its agent, is required to submit the appropriate IRS form under applicable procedures to the person through which the owner directly holds the Note. For example, if the beneficial owner is listed directly on the books of Euroclear or Clearstream as the holder of the Note, the IRS form must be provided to Euroclear or Clearstream, as the case may be. Each other person through which a Note is held must submit, on behalf of the beneficial owner, the IRS form (or in certain cases a copy thereof) under applicable procedures to the person through which it holds the Note, until the IRS form is received by the United States person who would otherwise be required to withhold United States Federal income tax from interest on the Note. For example, in the case of Notes held through Euroclear or Clearstream, the IRS form (or a copy thereof) must be received by the U.S. Depositary (as defined herein) of such clearing agency. Applicable procedures include additional certification requirements if a beneficial owner of the Note provides an IRS Form W-8BEN to a securities clearing organization, bank or other financial institution that holds the Note on its behalf. See "Material United States Federal Tax Considerations—Non-United States Holders" in the accompanying prospectus supplement.

        Prospective investors should consult their tax advisors regarding the certification requirements for United States Aliens.

        EACH HOLDER OF A NOTE SHOULD BE AWARE THAT IF IT DOES NOT PROPERLY PROVIDE THE REQUIRED IRS FORM, OR IF THE IRS FORM (OR, IF PERMISSIBLE, A COPY OF SUCH FORM) IS NOT PROPERLY TRANSMITTED TO AND RECEIVED BY THE UNITED STATES PERSON OTHERWISE REQUIRED TO WITHHOLD UNITED STATES FEDERAL INCOME TAX, INTEREST ON THE NOTE MAY BE SUBJECT TO UNITED STATES WITHHOLDING TAX AT A 30% RATE AND THE HOLDER (INCLUDING THE BENEFICIAL OWNER) WILL NOT BE ENTITLED TO ANY ADDITIONAL AMOUNTS FROM US DESCRIBED UNDER THE SUBHEADING "—PAYMENT OF ADDITIONAL AMOUNTS" WITH RESPECT TO SUCH TAX. SUCH TAX, HOWEVER, MAY IN CERTAIN CIRCUMSTANCES BE ALLOWED AS A REFUND OR AS A CREDIT AGAINST SUCH HOLDER'S UNITED STATES FEDERAL INCOME TAX. THE FOREGOING DOES NOT DEAL WITH ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE NOTES. INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS FOR SPECIFIC ADVICE CONCERNING THE OWNERSHIP AND DISPOSITION OF THE NOTES.

Book-Entry Notes

        The Depositary, Clearstream and Euroclear.    Upon issuance, the Notes will be represented by one or more fully registered global notes (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company or any successor thereto (the "Depositary"), as depositary, and registered in the name of Cede & Co. (the Depositary's partnership nominee). Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depositary to a nominee of the Depositary. Investors may elect to hold interests in the Global Notes through either the Depositary (in the United States) or through Clearstream Banking, société anonyme, Luxembourg ("Clearstream") or Euroclear Bank S.A./NV, as operator of the Euroclear System ("Euroclear"), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries").

        Clearstream advises that it is incorporated as a limited liability company under the laws of Luxembourg. Clearstream is owned by Cedel International, société anonyme, and Deutsche Bourse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. to facilitate settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Participants are limited to securities brokers and dealers and banks, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in the Depositary.

        Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear system is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator advises that it is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Global Clearance and Settlement Procedures.    Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between the Depositary Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

        Because of time-zone differences, credits of Notes received in Clearstream or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream Participant or a Euroclear Participant to a Depositary Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

        Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

UNDERWRITING

        Under the terms and subject to the conditions contained in the terms agreements dated the date hereof, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them severally, the respective amount of the Notes set forth opposite their names below. In the terms agreements, the underwriters have agreed to purchase all of the Notes if any Notes are purchased.

Underwriter	Principal Amount of Notes
Credit Suisse First Boston Corporation	$212,600,000
Salomon Smith Barney Inc.	$212,600,000
J.P. Morgan Securities Inc.	16,600,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	16,600,000
UBS Warburg LLC	16,600,000
Blaylock & Partners, L.P.	6,250,000
Loop Capital Markets, LLC	6,250,000
Muriel Siebert & Co., Inc.	6,250,000
The Williams Capital Group, L.P.	6,250,000

Total	$500,000,000

        The underwriters propose to offer the Notes initially at the public offering price on the cover page of this pricing supplement and to selling group members at that price less a concession of .200% of the principal amount of the Notes. The underwriters and selling group members may allow a discount of .125% of the principal amount of the Notes on sales to other broker-dealers. After the initial public offering, the public offering price and concession and discount to broker-dealers may be changed.

        Disney has agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in that respect.

        Certain of the underwriters and their affiliates have provided investment and/or commercial banking services to Disney in the past, and the underwriters and their affiliates may provide these services in the future.

        Each underwriter severally represents and agrees that: (i) it has not offered or sold, and prior to the date that is six months after the date of issue of the Notes will not offer or sell, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied, and will comply with, all applicable provisions of the Financial Services and Markets Act 2000, known as FSMA, with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to Disney.

        Each underwriter also has represented to and agrees with Disney that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute this pricing supplement and the accompanying prospectus supplement and prospectus or any other material relating to the Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

        Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth on the cover page.

        The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the Notes, but that they are not obligated to do so and may discontinue such market-making at any time without notice.

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the underwriting syndicate to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $15,000.

        We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this pricing supplement, which is the fifth business day following the date of this pricing supplement (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this pricing supplement or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date hereof or the next two succeeding business days should consult their own advisor.

GENERAL INFORMATION

        The Notes have been assigned CUSIP No. 25468PBZ8, ISIN No. US25468PBZ80 and Common Code No. 014889876.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 23, 2001)

$6,500,000,000

Medium-Term Notes, Series B

Due Nine Months or More From Date of Issue

        We may offer from time to time Medium-Term Notes, Series B having an aggregate initial offering price of up to $6,500,000,000 or an equivalent amount in one or more foreign or composite currencies or currency units. The following terms will generally apply to the notes that we may sell under this prospectus supplement and the attached prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that we will deliver to prospective purchasers of any note.

  •
  Currency Denomination: Each note will be denominated in U.S. dollars or in one or more foreign or composite currencies or currency units.
  •
  Maturity: Each note will mature on a business day nine months or more from the date of issue, as selected by the purchaser and agreed to by us.
  •
  Interest Rate: Each note will bear interest at (i) a fixed rate, which may be zero in the case of certain notes issued at a price representing a discount from the principal amount payable at maturity, (ii) a floating rate that is reset daily, weekly, monthly, quarterly, semiannually or annually or (iii) a combination of fixed and floating rates.
  •
  Interest Accrual and Payment: Interest on fixed rate notes will accrue from their date of issue and, unless otherwise specified in the applicable pricing supplement, will be payable semiannually in arrears on February 1 and August 1 of each year and at maturity. Interest on floating rate notes will accrue from their date of issue and, as specified in the applicable pricing supplement, will be payable in arrears monthly, quarterly, semiannually or annually and at final maturity.
  •
  Redemption and Repurchase: The notes may be subject to redemption at our option, in whole or in part, prior to their stated maturity, if so provided in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, the notes will not be subject to repurchase by us at the option of the holder of the notes.
  •
  Form of notes: Each note will be issued in fully registered book-entry form or definitive form. Each book-entry note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or another depositary identified in the applicable pricing supplement) and registered in the name of the depositary's nominee. Interests in book-entry notes will be shown on, and transfers of book-entry notes will be effected only through, records maintained by the depositary and its participants. Book-entry notes will not be issuable as definitive notes except under the limited circumstances described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful and complete. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Agents' Discounts and Commissions (2)	Proceeds to Company (2)(3)
Per Note	100%	.125%–.750%	99.875%–99.250%
Total (4)	$6,500,000,000	$8,125,000–$48,750,000	$6,491,875,000–$6,451,250,000
(1)
We will issue the notes at 100% of their principal amount, unless otherwise specified in an applicable pricing supplement.
(2)
We will pay commissions to each agent, in the form of a discount, ranging from .125% to .750% of the price to the public of any note, depending on maturity, when the agent places such note, provided that commissions for notes maturing in 30 years or greater will be negotiated. We may also sell notes to an agent, as principal, for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed public offering price. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."
(3)
Before deducting expenses payable by us estimated at $1,100,000.
(4)
Or an equivalent amount in one or more foreign or composite currencies or currency units.

        The notes are being offered on a continuing basis by us through the agents listed below, who have agreed to act as agents for us in soliciting offers to purchase the notes. We may also sell notes to an agent, as principal, for resale to investors or other purchasers, and we reserve the right to sell notes to or through others and directly to investors on our own behalf. We reserve the right to cancel or modify the offer made by this prospectus supplement and the accompanying prospectus without notice. There is no termination date for the offering of the notes. Any offer to purchase notes solicited by us or by an agent may be rejected by us or the agent in whole or in part. The notes will not be listed on any securities exchange, and there can be no assurance that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for the notes.

Banc of America Securities LLC
Banc One Capital Markets, Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston
Goldman, Sachs & Co.
HSBC
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley
Salomon Smith Barney
The Williams Capital Group, L.P.

The date of this Prospectus Supplement is September 24, 2001.

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the applicable date.

        References in this prospectus supplement to "Disney," "the Company," "we," "us" or "our" are to The Walt Disney Company.

        References in this prospectus supplement to "U.S. dollars," "U.S.$," "dollar" or "$" are to the currency of the United States of America.

RISK FACTORS

        Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

        This prospectus supplement and the accompanying prospectus do not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a foreign currency or a composite currency or currency unit or notes indexed to currency values, commodities or interest rate indices and we disclaim any responsibility to advise prospective purchasers of such risks as they exist at the date of this prospectus supplement or as such risks may change from time to time. You should consult your financial, legal and tax advisors as to the risks entailed in an investment in foreign currency notes or indexed notes. Such notes are not an appropriate investment for prospective purchasers who are unsophisticated with respect to foreign currency or indexed transactions.

Notes Indexed to Interest Rate or Other Indices or Formulas May Have Risks Not Associated With a Conventional Debt Security

        If you invest in notes indexed to one or more interest rate or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

        If your notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

        Upon issuance, your notes will not have an established trading market. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

  •
  the complexity and volatility of the index or formula applicable to your notes;

  •
  the method of calculating the principal, premium and interest in respect of your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the outstanding amount of your notes;

  •
  any redemption features of your notes;

  •
  the amount of other debt securities linked to the index or formula applicable to your notes; and

  •
  the level, direction and volatility of market interest rates generally.

        There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks involving your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

        The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, your notes.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

        An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note on which all or a part of any payment due is based on a currency other than U.S. dollars has significant risks that are not associated with a similar investment in non-indexed notes. These risks include, but are not limited to:

  •
  the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency;

  •
  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to such specified currency; and

  •
  the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

These risks generally depend on factors over which we have no control and which cannot be readily foreseen, such as

  •
  economic events;

  •
  political events;

  •
  the supply of, and demand for, the relevant currencies;

  •
  inflation rates;

  •
  interest rate levels; and

  •
  governmental surpluses or deficits in the countries of the relevant currencies.

        If payments on your notes denominated in a foreign currency are determined by reference to a formula containing a multiplier or leverage factor, the effect on any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which our notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars would result in a decrease in the effective yield of the foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked note, changes in exchange rates relating to any of the relevant currencies may result in a decrease in the note's effective yield and in your loss of all or a substantial portion of the principal of that note.

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on such note are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. However, if the specified currency for any note is not available because the Euro has been substituted for that currency, we would make the payments in Euro. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See "—The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Description of the Notes—Payment Currency" below.

        The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except to the extent expressly set forth in "Material United States Federal Tax Considerations" below. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, any premium, or interest on, notes. Such persons should consult their advisors with regard to these matters. Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You

        Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and the specified currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

  •
  no longer used by the government of the country issuing the specified currency; or

  •
  no longer used for the settlement of transactions by public institutions of the international banking community;

then all payments on the note will be made in U.S. dollars until the specified currency is again available or so used. The amounts so payable on any date in the specified currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the specified currency or as otherwise indicated in the applicable pricing supplement. Any payment on the note made under these circumstances in U.S. dollars will not constitute an event of default under the indenture. Notwithstanding the foregoing, if the specified currency for any note is not available because the Euro has been substituted for that currency, the payments will be made in Euro.

        Purchasers are required to pay for each note in a currency specified by us for such note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for such note. Each of these exchanges will be made by the agent. The terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice will control the exchange. As a result, you may have difficulty or be unable to convert such specified currencies into U.S. dollars on a timely basis or at all. The purchaser must pay all costs of exchange.

        If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of the specified currency that is a composite currency, then our payment obligations on the note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under the notes as a result of:

  •
  any change in the value of the specified currency of the notes relative to any other currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of European Monetary Union, you should read "European Monetary Union" below.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

        The notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. It is not clear, however, whether in granting any judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under the New York judiciary law, an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of judgment could be more or less favorable than the exchange rate on the date the judgment is paid.

Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You

        An investment in currency indexed notes or other indexed notes entails significant risks not associated with similar investments in a conventional debt security. If the interest rate on a currency indexed note or other indexed note is so indexed, it may result in payment of interest at a rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be payable. If the principal amount is so indexed, the principal amount payable at maturity may be less than the original purchase price of the note (if permitted pursuant to the terms of the note), including the possibility that no principal will be paid.

        The market prices for these notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable currency, security, basket of securities, commodity or index, including:

  •
  the volatility of the indexed currency, security, basket of securities, commodity or index;

  •
  the time remaining until the maturity of the notes;

  •
  the outstanding principal amount of the notes; and

  •
  prevailing market interest rates.

The value of the indexed currency, security, basket of securities, commodity or index will depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

        Additionally, if the formula used to determine the principal amount, premium, if any, or rate of interest, if any, payable with respect to these notes contains a multiple or leverage factor, the effect of any change in the indexed currency, security, basket of securities, commodity or index may be increased. The historical experience of the relevant currencies, securities, baskets of securities, commodities or indices should not be taken as an indication of future performance of such currencies, securities, baskets of securities, commodities or indices during the term of any note.

        In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

        The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

EUROPEAN MONETARY UNION

        The foreign currencies in which notes may be denominated or by which amounts due on the notes may be calculated could be issued by countries participating in Stage III of European Economic and Monetary Union.

        Stage III began on January 1, 1999 for the eleven participating member states of the European Union that satisfied the economic convergence criteria in the Treaty on European Union: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. Greece became an additional participating member state on January 1, 2001. Other member states of the European Union may also become participating member states.

        Stage III includes the introduction of the Euro, which along with the present national currency of each participating member state, is legal tender in the participating member states. It is currently anticipated that on or after January 1, 2002, the national currencies of the participating member states will cease to exist and the sole legal tender in such states will be the Euro. The European Union has adopted regulations providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, and may adopt additional regulations or legislation in the future relating to the Euro. It is anticipated that these regulations or legislation will be supplemented by legislation of the individual member states.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the notes (estimated to be approximately $6.451 billion to $6.492 billion) for general corporate purposes.

DESCRIPTION OF THE NOTES

        The notes will be issued as a series of senior debt securities under an indenture, dated as of September 24, 2001 (the "indenture"), between Disney and Wells Fargo Bank, N.A., a national banking association, as trustee (referred to herein as the "trustee"). The following summary of selected provisions of the notes and of the indenture is not complete and is qualified in its entirety by reference to the indenture and the form of notes. You should review the indenture and the notes, the forms of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined herein or in the accompanying prospectus have the meanings given to them in the indenture. The term "securities," as used under this caption, refers to all securities issued and issuable from time to time under the indenture and includes the notes. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any notes, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the pricing supplement in making your investment decision. The following description will apply to the notes unless otherwise specified in a pricing supplement.

        Each note will be denominated either in U.S. dollars or in one or more foreign or composite currencies or currency units. The applicable pricing supplement will specify the denominated currency and the payment currency, which may be U.S. dollars or one or more foreign or composite currencies or currency units, in which the principal and interest with respect to the note will be paid. The denominated currency and the payment currency may be the same currency or different currencies. If the denominated currency or the payment currency is not U.S. dollars, the applicable pricing supplement will also include any other terms relating to the currency or currencies, including exchange rates as against the U.S. dollar at selected times during the last five years, and any exchange controls affecting the denominated currency or payment currency. See "Risk Factors" above and "Material United States Federal Tax Considerations" below.

General

        All securities, including the notes, issued and to be issued under the indenture will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured indebtedness from time to time outstanding. The indenture does not limit the aggregate principal amount of securities which may be issued thereunder and securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by us for each series. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other securities under the indenture in addition to the notes offered hereby.

        The notes are our exclusive obligations. Our operations are conducted almost entirely through subsidiaries. Accordingly, the cash flow and our consequent ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. As of June 30, 2001, our subsidiaries would have had approximately $8.4 billion of indebtedness outstanding (including accounts and taxes payable, accrued liabilities and other recorded liabilities). The indenture does not limit our or our subsidiaries' ability to incur additional indebtedness in the future.

        The notes offered pursuant hereto are part of a series currently limited to $6,500,000,000 aggregate initial offering price or the equivalent thereof in one or more foreign or composite currencies or currency units. The aggregate principal amount of notes that may be issued may be increased at any time by us and may be reduced to the extent that we issue any securities, other than notes offered hereby, under the registration statement of which this prospectus supplement constitutes a part. The notes will be offered on a continuing basis and will mature on a business day (as defined herein) nine months or more from the date of issue, as selected by the purchaser and agreed to by us. Interest-bearing notes will bear interest at either a fixed rate (referred to as "fixed rate notes"), or a rate determined by reference to one or more base rates (as defined herein), which may be adjusted by a spread or spread multiplier (as defined herein) (referred to as "floating rate notes"). In no event will the rate of interest payable on any fixed rate note or floating rate note be in excess of the maximum rate of interest permitted by applicable law. Discount notes (as defined herein) may be issued at significant discounts from their principal amount payable at stated maturity and some discount notes may be zero coupon notes which will bear no interest, except in the case of default in payment of principal upon acceleration or redemption (if applicable), or may bear no interest for a specified period following the date of issue. Unless otherwise specified in an applicable pricing supplement, the notes will be denominated and will be payable in U.S. dollars.

        Interest rates, interest rate formulas and other variable terms of the notes are subject to change by us from time to time, but no such change will affect any note already issued or as to which an offer to purchase has been accepted by us. Interest rates offered by us with respect to the notes may differ, depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

        Each note will be issued in fully registered book-entry form, referred to as a "book-entry note," or definitive form, referred to as a "definitive note", in denominations of $1,000 or any integral multiple of $1,000. Each book-entry note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or another depositary identified in the applicable pricing supplement) (the "depositary") and registered in the name of the depositary's nominee. Book-entry notes may be transferred or exchanged only through a participating member of the depositary. See "Book-Entry Notes." Registration of transfers of definitive notes will be made at the corporate trust office of the trustee. No service charge will be made by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.11, 3.6, 9.5 or 10.3 of the indenture, not involving any transfer).

        Notes denominated in a denominated currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $1,000 or any integral multiple of the equivalent of U.S. $1,000, as determined by reference to the noon U.S. dollar buying rate in New York City for cable transfers of such denominated currency published by the Federal Reserve Bank of New York (the "market exchange rate") for the business day immediately preceding the date of issuance.

        We will pay principal of and interest, if any, on book-entry notes through the trustee to the depositary. See "Book-Entry Notes." In the case of definitive notes, we will pay principal at the stated maturity of each definitive note (or on any prior date on which the principal or an installment of principal of such definitive note becomes due and payable, whether by declaration of acceleration, call for redemption, put for repurchase, or otherwise) (each such date, a "maturity"), upon presentation of the definitive note at the corporate trust office of the trustee or at any other place designated by us. Payment of interest due at maturity will be made to the person to whom payment of the principal of the definitive note shall be made. Payment of interest due on definitive notes other than at maturity will be made at the corporate trust office of the trustee or, at our option, may be made by check mailed to the address of the person entitled thereto as the address may appear in the register of securities. Notwithstanding the foregoing, we will make payments of interest, if any, on any interest payment date other than the maturity date to each registered holder of $10,000,000 (or, if the payment currency is other than United States dollars, the equivalent thereof in the particular payment currency)

or more in aggregate principal amount of definitive notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular interest payment date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder.

        The indenture does not afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders of the notes.

        As used in this prospectus supplement, "business day" means:

  •
  for any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York;

  •
  for notes the payment of which is to be made in a denominated currency other than U.S. dollars only, the day is also not a day on which commerical banks are authorized or required by law, regulation or executive order to close in the principal financial center (as defined below) of the country of the denominated currency;

  •
  for LIBOR notes only, the day is also a London business day, which means any day on which commercial banks are open for business (including dealings in the LIBOR currency) in London; and

  •
  for EURIBOR notes and notes denominated in Euros only, the day is also a TARGET business day, which means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

        "Principal financial center" means, as applicable:

  •
  the capital city of the country issuing the payment currency; or

  •
  the capital city of the country to which the LIBOR currency relates;

  provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "principal financial center" shall be The City of New York, Sydney and (solely in the case of the payment currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the LIBOR currency), Johannesburg and Zurich, respectively.

  "Discount note" means any security which provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the stated maturity thereof.

Reopening of Issue

        We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest. Additional notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

Payment Currency

        If the applicable pricing supplement provides for payments of interest and principal on non-U.S. dollar denominated notes to be made in U.S. dollars, conversion of the payment currency into U.S. dollars will be effected in the manner set forth in the applicable pricing supplement.

        Except as set forth below, if the principal of, or interest on, any note is payable in a payment currency other than U.S. dollars and such payment currency is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing the currency or for the settlement of transactions by public institutions within the international banking community, then we will be entitled to satisfy our obligations to holders of the notes by making the payment in U.S. dollars on the basis of the market exchange rate on the date of the payment or, if the market exchange rate is not then available, as of the most recent practicable date. However, if the specified currency for any note is not available because the Euro has been substituted for that currency, we would make the payments in Euro. Any payment made under these circumstances in U.S. dollars or Euro where the required payment is in a payment currency other than U.S. dollars or Euro will not constitute an event of default.

        All determinations referred to above made by us or any of our agents shall be at our or our agent's sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the notes.

Redemption and Repurchase

        Unless otherwise specified in an applicable pricing supplement, the notes will not be subject to any sinking fund. If provided in an applicable pricing supplement, the notes may be subject to redemption, in whole or in part, prior to their stated maturity at our option or through operation of a mandatory or optional sinking fund or analogous provisions. The applicable pricing supplement will set forth the detailed terms of redemption, including, but not limited to, the dates after or on which and the price or prices (including premium, if any) at which the notes may be redeemed.

        Unless otherwise specified in an applicable pricing supplement, notes will not be subject to purchase by us at the option of the holder thereof. If a purchase date or dates (each, a "purchase date") with respect to a note is specified in an applicable pricing supplement, on each specified purchase date, we will become obligated to purchase, at the option of the holder, all or a portion of the note for which a written purchase notice has been delivered by the holder to the trustee, at any time from the opening of business on the date that is 60 days prior to the purchase date until the close of business on the date that is 30 days prior to the purchase date, subject to certain additional conditions described below. The delivery to the trustee of a purchase notice is irrevocable.

        Each purchase notice must state:

          (i)    the CUSIP numbers of the notes to be delivered by the holder thereof for purchase by us;

          (ii)  the portion of the principal amount of notes to be purchased, which portion must be an integral multiple of $1,000; and

          (iii)  that the notes are to be purchased by us pursuant to the applicable provisions of the notes.

        Any note which is to be purchased by us only in part must be surrendered at a place of payment therefor, and we will execute, and the trustee will authenticate and deliver to the holder of the note without service charge, a new note or notes of like tenor, of any authorized denomination as requested by the holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the note so surrendered.

        The price payable on any purchase date with respect to any applicable note will be equal to the applicable purchase price specified in the applicable pricing supplement, together with accrued interest to but excluding the purchase date. Any installments of interest payable prior to the purchase date will be payable to the holders of the notes, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, all according to the provisions of the indenture.

        If a purchase notice has been given with respect to an applicable note, from and after the applicable purchase date (unless we default in payment of the purchase price and accrued interest), the note (or portion thereof to be purchased) will cease to bear interest and all other rights of the holder (other than the right to receive the purchase price, together with accrued interest to but excluding the purchase date, upon the delivery of the note in accordance with its terms) will terminate. Payment of the purchase price, together with accrued interest to but excluding the purchase date, for a note for which a purchase notice has been delivered is conditioned upon delivery of such note (with, if we or the trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to us and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing) to the trustee at its corporate trust office, or at any other place of payment designated by us for that purpose, at any time (whether prior to, on or after the purchase date) after delivery of the purchase notice. Payment of the purchase price for the note (or portion thereof to be purchased), together with accrued interest to the purchase date, will be made on the later of the purchase date or promptly following the time of delivery of the note.

        No notes may be purchased if there has occurred and is continuing an event of default (other than a default in payment of the purchase price, together with accrued interest, with respect to the notes).

        We will not be required to:

          (i)    issue, register the transfer of or exchange any note having a purchase date specified therein during a period beginning at the opening of business 15 days before the first date any purchase notice may be delivered to the trustee with respect thereto and ending at the close of business on the last date a purchase notice may be delivered to the trustee with respect thereto; or

          (ii)  register the transfer of or exchange any note, or portion thereof, for which a purchase notice has been delivered to the trustee, except the portion of any the note for which the purchase notice has not been delivered to the trustee.

        We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws or regulations in connection with any such repurchase.

        We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may be held or resold or, at our discretion, may be surrendered to the trustee for cancellation.

        For all purposes of this prospectus supplement, any applicable pricing supplement and the indenture, unless the context otherwise requires, all provisions relating to the redemption or purchase by us of notes shall relate, in the case of any notes redeemed or purchased or to be redeemed or purchased by us only in part, to the portion of the principal amount of the notes which has been or is to be so redeemed or purchased.

Interest

General

        Unless otherwise specified in an applicable pricing supplement, each note will bear interest from the date of original issue at the rate per annum, or, in the case of a floating rate note, pursuant to the interest rate formula, stated therein, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in a note on which an installment of interest is due and payable (an "interest payment date") and at maturity. Each interest payment shall be the amount of interest accrued from and including the most recent interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of original issue if no interest has been paid or duly provided for with respect to the note) to but excluding the next succeeding interest payment date or the maturity date, as the case may be (referred to herein as an "interest accrual period"). The first payment of interest on any note originally issued between a regular record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the registered holder on the next succeeding regular record date. As a result of certain interest rate characteristics of the notes, they may be issued with original issue discount for United States Federal income tax purposes. Certain United States Federal tax considerations and other considerations applicable to any notes may be described in an applicable pricing supplement. See "Material United States Federal Tax Considerations."

        Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of notes are subject to change by us from time to time, but none of these changes will affect any note previously issued or as to which an offer to purchase has been accepted by us.

Fixed Rate Notes

        Unless otherwise specified in an applicable pricing supplement, the interest payment dates with respect to any fixed rate note will be February 1 and August 1 of each year, and the regular record dates in respect of the interest payment dates will be the immediately preceding January 15 and July 15 (whether or not a business day), respectively. If any interest payment date or maturity of a fixed rate note falls on a day that is not a business day with respect to such fixed rate note, the payment due on such interest payment date or at maturity will be made on the following day that is a business day with respect to the fixed rate note as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date or maturity, as the case may be. Interest on each fixed rate note will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

        General. Unless otherwise specified in an applicable pricing supplement, floating rate notes will be issued as described below. Interest on floating rate notes will be determined by reference to a "base rate," to be specified in the applicable pricing supplement, which may be one or more of the following:

  •
  the Commercial Paper Rate (as defined below), in which case such note will be a "Commercial Paper Rate note;"

  •
  LIBOR (as defined below), in which case the note will be a "LIBOR note;"

  •
  the CD Rate (as defined below), in which case the note will be a "CD Rate note;"

  •
  the Federal Funds Rate (as defined below), in which case the note will be a "Federal Funds Rate note;"

  •
  the Treasury Rate (as defined below), in which case the note will be a "Treasury Rate note;"

  •
  the Prime Rate (as defined below), in which case the note will be a "Prime Rate note;"

  •
  the CMT Rate (as defined below), in which case the note will be a "CMT Rate note;"

  •
  the J.J. Kenny Rate (as defined below), in which case the note will be a "J.J. Kenny Rate note;"

  •
  the Eleventh District Cost of Funds Rate (as defined below), in which case the note will be an "Eleventh District Cost of Funds Rate note;"

  •
  EURIBOR (as defined below), in which case the note will be a "EURIBOR note;" or

  •
  any other base rate or interest rate formula as may be set forth in the applicable pricing supplement.

In addition, a floating rate note may bear interest calculated by reference to the lowest of two or more base rates determined in the same manner as the base rates are determined for the types of notes described above. Each floating rate note and the applicable pricing supplement will specify the base rate or rates applicable thereto.

        Interest Rate Calculation. The interest rate on each floating rate note will be calculated by reference to the specified base rate or the lowest of two or more specified base rates, in either case plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The "spread" is the number of basis points to be added to or subtracted from the related base rate or rates applicable to the floating rate note. The "spread multiplier" is the percentage of the related base rate or rates to be multiplied to determine the applicable interest rate on the floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the related base rate or rates are calculated. Each floating rate note and the applicable pricing supplement will specify the index maturity and the spread or spread multiplier, if any, applicable thereto.

        Each floating rate note and the applicable pricing supplement will specify whether the rate of interest on the floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually and the date on which the interest rate will be reset (each, an "interest reset date") and the period between interest reset dates (each, an "interest reset period"). Unless otherwise specified in a floating rate note and the applicable pricing supplement, the interest reset date will be, in the case of a floating rate note which resets:

          (a)  daily, each business day;

          (b)  weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate notes, which reset the Tuesday of each week, except as specified below);

          (c)  monthly, the third Wednesday of each month, other than Eleventh District Cost of Funds Rate notes, which will reset the first calendar day of each month;

          (d)  quarterly, the third Wednesday of March, June, September and December of each year;

          (e)  semiannually, the third Wednesday of each of the two months specified in the applicable pricing supplement; and

          (f)    annually, the third Wednesday of the month specified in the applicable pricing supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a LIBOR note or a EURIBOR note (or a note for which LIBOR or EURIBOR is the applicable base rate), if the business day is in the next succeeding calendar month, the interest reset date will be the last business day in the preceding month.

        The interest rate applicable to each interest reset period commencing on the interest reset date or dates with respect to the interest reset period will be the rate determined on the applicable "interest determination date." Unless otherwise specified in an applicable pricing supplement, the interest determination date will be as set forth below for each note:

  •
  with respect to a Commercial Paper Rate note (the "Commercial Paper Interest determination date"), a Federal Funds Rate note (the "Federal Funds Interest determination date"), and a Prime Rate note (the "Prime Rate Interest determination date"), the interest determination date will be the business day preceding each interest reset date;

  •
  with respect to a CD Rate note (the "CD Interest determination date"), a CMT Rate note (the "CMT Interest determination date") and a J.J. Kenny Rate note (the "J.J. Kenny Interest determination date"), the interest determination date will be the second business day preceding each interest reset date;

  •
  with respect to a LIBOR note (the "LIBOR Interest determination date"), the interest determination date will be the second London business day preceding each interest reset date;

  •
  with respect to a EURIBOR note (the "EURIBOR determination date"), the interest determination date will be the second TARGET business day preceding each interest reset date;

  •
  with respect to an Eleventh District Cost of Funds Rate note (the "Eleventh District Cost of Funds Interest determination date"), the interest determination date will be the last working day of the month immediately preceding each interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index;

  •
  with respect to a Treasury Rate note (the "Treasury Rate Interest determination date"), the interest determination date will be the day in the week in which the interest reset date falls on which day Treasury Bills normally would be auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday) or, if no auction is held for a particular week, the first business day of that week. If, as a result of a legal holiday, an auction is held on the Friday of the week preceding the interest reset date, the related interest determination date shall be such preceding Friday and if an auction shall fall on any interest reset date, then the interest reset date shall instead be the first business day immediately following the auction; and

  •
  with respect to a note the interest rate of which is determined with reference to two or more base rates, the interest determination date will be the latest business day which is at least two business days prior to the interest reset date for the note on which each base rate shall be determinable. Each base rate shall be determined and compared on that date, and the applicable interest rate shall take effect on the related interest reset date.

        Any floating rate note and the applicable pricing supplement may also specify either or both a maximum interest rate and a minimum interest rate at which interest may accrue during any interest reset period. In addition to any maximum interest rate which may be applicable to any floating rate note pursuant to the above provisions, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to floating rate notes in which $2,500,000 or more has been invested.

        The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date and the interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date, subject in either case to applicable provisions of law and any maximum or minimum interest rate limitation referred to above. The applicable pricing supplement will specify the initial interest rate, which is the interest rate in effect with respect to a floating rate note for the period from the date of original issue to the first interest reset date.

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, LIBOR notes, CD Rate notes, Federal Funds Rate notes, Prime Rate notes, J.J. Kenny Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes and by the actual number of days in the year, in the case of Treasury Rate notes and CMT Rate notes. Unless otherwise specified in an applicable pricing supplement, the interest factor for notes for which the interest rate is calculated with reference to two or more base rates will be calculated in each period in the same manner as if only the lowest applicable base rate specified in the applicable prospectus supplement applied.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all amounts used in or resulting from the calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

        Unless otherwise specified in an applicable pricing supplement, the trustee will be the "calculation agent" with respect to all floating rate notes. Upon the request of the holder of any floating rate note, the trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to the floating rate note. If at any time the trustee is not the calculation agent, we will notify the trustee of each determination of the interest rate applicable to any the floating rate note promptly after the determination is made by any successor calculation agent. The "calculation date," where applicable, pertaining to any interest determination date is the date by which the applicable interest rate must be calculated and will be the earlier of (a) the tenth calendar day after the interest determination date, or, if any such day is not a business day, the next succeeding business day and (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Interest Payment Date. Except as provided below or in the applicable pricing supplement, the interest payment date will be:

          (a)  in the case of a floating rate note which resets daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, on the third Wednesday of each month or on the third Wednesday of each March, June, September and December of each year, as specified therein and in the applicable pricing supplement;

          (b)  in the case of Eleventh District Cost of Funds Rate notes, on the first calendar day of each March, June, September and December;

          (c)  in the case of a floating rate note which resets quarterly, on the third Wednesday of March, June, September and December of each year;

          (d)  in the case of a floating rate note which resets semiannually, on the third Wednesday of each of the two months specified therein and in the applicable pricing supplement; and

          (e)  in the case of a floating rate note which resets annually, on the third Wednesday of the month specified therein and in the applicable Pricing Supplement;

and, in each case, at maturity.

        If any interest payment date (other than an interest payment date occurring on the maturity date) for a floating rate note falls on a day that is not a business day with respect to the note, the interest payment date will be postponed to the following day that is a business day with respect to that note, except that, in the case of a LIBOR note or a EURIBOR note (or a note for which LIBOR or EURIBOR is the applicable base rate), if the business day is in the next succeeding calendar month, the interest payment date shall be the immediately preceding day that is a business day with respect to that note. If the maturity of a floating rate note falls on a day that is not a business day with respect to the note, the payment of principal and interest may be made on the next succeeding business day with respect to that note, and no interest on that payment shall accrue for the period from and after the maturity. Unless otherwise specified in a floating rate note and the applicable pricing supplement, the regular record date or dates for interest payable on the floating rate note will be the fifteenth day (whether or not a business day) immediately preceding the related interest payment date or dates.

Regular Floating Rate Notes. Unless a floating rate note is designated as a floating rate/fixed rate note or an inverse floating rate note, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be a regular floating rate note and will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any, and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a floating rate/fixed rate note, the particular floating rate component will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any, and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date; provided, however, that:

  •
  the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; and

  •
  the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

Inverse Floating Rate Notes. If a floating rate note is designated as an "inverse floating rate note," the particular floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any, and/or

  •
  multiplied by the applicable spread multiplier, if any;

provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

Certain Definitions. As used in this prospectus supplement, the terms "H.15(519)" and "H.15 Daily Update" have the following meanings:

  •
  "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

  •
  "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at
  http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

        The interest rate in effect with respect to a floating rate note from the date of issue to the first interest reset date will be the initial interest rate. The interest rate for each subsequent interest reset date will be determined by the calculation agent in accordance with the provisions described below.

Commercial Paper Rate Notes

        Commercial Paper Rate notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any) specified in the Commercial Paper Rate notes and in an applicable pricing supplement. The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Interest determination date.

        Unless otherwise specified in an applicable pricing supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest determination date, the money market yield on such date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519), under the heading "Commercial Paper—Nonfinancial". The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 P.M., New York City time, on the calculation date pertaining to the Commercial Paper Interest determination date, then the Commercial Paper Rate will be the money market yield on that Commercial Paper Interest determination date of the rate for commercial paper of the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper—Nonfinancial".

  •
  If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on that calculation date, then the Commercial Paper Rate will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on that Commercial Paper Interest determination date, of three leading dealers of United States dollar commercial paper in New York, New York (which may include one or more of the agents or their affiliates) selected by the calculation agent (after consultation with us) for commercial paper of the specified index maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

  •
  If the dealers selected by the calculation agent are not quoting offered rates as mentioned in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Commercial Paper Interest determination date.

        "Money market yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

money market yield	=	D X 360 360 – (D X M)	X 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR Notes

        LIBOR notes will bear interest at the interest rates (calculated with reference to LIBOR and the spread or spread multiplier, if any) specified in the LIBOR notes and in an applicable pricing supplement. Unless otherwise specified in an applicable pricing supplement, "LIBOR" means the rate determined by the calculation agent in accordance with the following provisions:

          (a)  With respect to a LIBOR Interest determination date, LIBOR will be, as specified in the applicable pricing supplement, as follows:

  •
  If "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest determination date, that appear on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest determination date, if at least two such offered rates appear on the LIBOR Page, or

  •
  If "LIBOR Telerate" is specified in the applicable pricing supplement, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest determination date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest determination date.

  •
  If fewer than two offered rates appear on the LIBOR Page, or if no rate appears on the LIBOR Page, as applicable, LIBOR in respect of that LIBOR Interest determination date will be determined as if the parties had specified the rate described in (b) below.

          (b)  If fewer than two offered rates appear on the LIBOR Page, or if no rate appears on the LIBOR Page, as applicable, LIBOR will be determined as follows:

  •
  The calculation agent will select (after consultation with us) four major reference banks (which may include affiliates of the agents) in the London interbank market.

  •
  The calculation agent will require the principal London office of each of those four selected banks to provide its offered quotation for deposits in the applicable index currency having the index maturity specified in the applicable pricing supplement as of approximately 11:00 A.M., London time, on such LIBOR Interest determination date commencing on the second London business day immediately following such LIBOR Interest determination date and in a principal amount equal to an amount that is representative for a single transaction in the market at that time.

  •
  If at least two quotations are provided, then LIBOR for that LIBOR Interest determination date will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided, then LIBOR for that LIBOR Interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the applicable principal financial center, on the LIBOR Interest determination date by three major banks (which may include affiliates of the agents) in the applicable principal financial center, selected by the calculation agent (after consultation with us) for loans in the applicable index currency to leading European banks, having the specified index maturity, and in a principal amount equal to an amount of not less than $1,000,000 (or the equivalent in the index currency, if the index currency is not the U.S. dollar) and that is representative for a single transaction in such market at the time.

  •
  If the banks selected by the calculation agent are not quoting as mentioned in the preceding sentence, then the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that LIBOR Interest determination date.

        "Index currency" means the currency (including composite currencies) specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the index currency shall be U.S. dollars.

        "LIBOR Page" means either:

  •
  if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the index currency; or

  •
  if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the index currency.

CD Rate Notes

        CD Rate notes will bear interest at the interest rates (calculated with reference to the CD Rate and the spread or spread multiplier, if any) specified in such CD Rate notes and in an applicable pricing supplement. The calculation agent will determine the CD Rate on each CD Interest determination date.

        Unless otherwise indicated in the applicable pricing supplement, "CD Rate" means, with respect to any CD Interest determination date, the rate on such date for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the caption "CDs (Secondary Market)" or, if not so published by 3:00 P.M., New York City time, on the calculation date pertaining to the CD Interest determination date, the CD Rate will be the rate on such CD Interest determination date for negotiable certificates of deposit of the index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)".

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If by 3:00 P.M., New York City time, on the calculation date pertaining to the CD Interest determination date the rate is not yet published in either H.15(519) or H.15 Daily Update, then the CD Rate on that CD Interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that CD Interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the agents or their affiliates) selected by the calculation agent (after consultation with us) for negotiable certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the index maturity designated in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

  •
  If the dealers selected by the calculation agent are not quoting offered rates as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that CD Interest determination date.

        CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

Federal Funds Rate Notes

        Federal Funds Rate notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any) specified in the Federal Funds Rate notes and in an applicable pricing supplement. The calculation agent will determine the Federal Funds Rate on each Federal Funds Interest determination date.

        Unless otherwise indicated in the applicable pricing supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest determination date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120") or, if the rate does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the calculation date pertaining to that Federal Funds Interest determination date, the Federal Funds Rate will be the rate on that Federal Funds Interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)".

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If, by 3:00 P.M., New York City time, on the calculation date pertaining to the Federal Funds Interest determination date the rate is not yet published in H.15(519), the Federal Funds Rate for that Federal Funds Interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the agents or their affiliates), which brokers have been selected by the calculation agent (after consultation with us), as of 9:00 A.M., New York City time, on that Federal Funds Interest determination date.

  •
  If the brokers selected by the calculation agent are not quoting rates as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Federal Funds Interest determination date.

Treasury Rate Notes

        Treasury Rate notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the spread or spread multiplier, if any) specified in the Treasury Rate notes and in an applicable pricing supplement.

        Unless otherwise specified in an applicable pricing supplement, "Treasury Rate" means, with respect to any Treasury Rate Interest determination date, the rate from the auction held on the Treasury Rate Interest determination date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the index maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"), or, if not published by 3:00 P.M., New York City time, on the calculation date pertaining to that Treasury Rate Interest determination date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High".

        The following procedure will be followed if the Treasury Rate cannot be determined as described above:

  •
  If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury.

  •
  If the rate referred to in the preceding sentence is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for that Treasury Rate Interest determination date will be the Bond Equivalent Yield of the rate on the Treasury Rate Interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

  •
  If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the rate on the Treasury Rate Interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market".

  •
  If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the rate on the Treasury Rate Interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate Interest determination date, of three leading primary United States government securities dealers (which may include one or more of the agents or their affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury Bills with a remaining maturity closest to the specified index maturity.

  •
  If the dealers selected by the calculation agent are not quoting rates as set forth in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Treasury Rate Interest determination date.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

D X N
Bond Equivalent Yield	=		X	100
360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Prime Rate Notes

        Prime Rate notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the spread or spread multiplier, if any) specified in the Prime Rate notes and in an applicable pricing supplement, except that the initial interest rate for each Prime Rate note will be the rate specified in the applicable pricing supplement. The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate Interest determination date.

        Unless otherwise specified in an applicable pricing supplement, "Prime Rate" means, with respect to any Prime Rate Interest determination date, the rate published in H.15(519) for that date under the caption "Bank Prime Loan" or, if not so published by 3:00 P.M., New York City time, on the calculation date pertaining to that Prime Rate Interest determination date, the rate on that Prime Rate Interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan".

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If neither rate is so published by 3:00 P.M., New York City time, on the calculation date, the Prime Rate for that Prime Rate Interest determination date will be calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest determination date.

  •
  If fewer than four rates appear on the Reuters Screen USPRIME1 for that Prime Rate Interest determination date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Prime Rate Interest determination date by three major banks (which may include one or more of the agents or their affiliates) in The City of New York selected by the calculation agent (after consultation with us).

  •
  If the banks selected by the calculation agent are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for the interest reset period will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        Unless otherwise specified in the applicable pricing supplement, "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service or any successor service or page for the purpose of displaying prime rates or base lending rates of major United States banks.

CMT Rate Notes

        CMT Rate notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the spread or spread multiplier, if any) specified in the CMT Rate notes and in the applicable pricing supplement. The calculation agent will determine the CMT Rate on each CMT Interest determination date.

        Unless otherwise specified in the applicable pricing supplement, "CMT Rate" means, with respect to any CMT Interest determination date relating to a CMT Rate note or any floating rate note for which the interest rate is determined with reference to the CMT Rate, if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

          (a)  the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for that CMT Interest determination date, or

          (b)  if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular index maturity and for that CMT Interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities", or

          (c)  if the rate referred to in clause (b) does not so appear in H.15(519), the rate on that CMT Interest determination date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

          (d)  if the rate referred to in clause (c) is not so published, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three leading primary United States government securities dealers in The City of New York (which may include one or more of the agents or their affiliates) (each, a "Reference Dealer"), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than 1 year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotations or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

          (h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest determination date;

if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

          (a)  the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which that CMT Interest determination date falls, or

          (b)  if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding that CMT Interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities", or

          (c)  if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which that CMT Interest determination date falls, or

          (d)  if the rate referred to in clause (c) is not so published, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than 1 year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

          (e)  if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

          (f)    if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

          (g)  if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

          (h)  if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest determination date.

        If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

J.J. Kenny Rate Notes

        J.J. Kenny Rate notes will bear interest at the interest rate (calculated with reference to the J.J. Kenny Rate and the spread or spread multiplier, if any) specified in the J.J. Kenny Rate notes and the applicable pricing supplement. The calculation agent will determine the J.J. Kenny Rate on each J.J. Kenny Interest determination date.

        The J.J. Kenny Rate will be the per annum rate on the date equal to the index made available and subsequently published by Kenny Information Systems or its successor. The rate will be based upon 30-day yield evaluations at par of bonds of not less than five "high grade" component issuers. The bonds evaluated will be bonds on which the interest is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986. Kenny Information Systems will select such issuers from time to time, including issuers of general obligation bonds. However, the bonds on which the index is based will not include any bonds the interest on which may trigger an "alternative minimum tax" or similar tax under the Code, unless such tax may be imposed on all tax-exempt bonds.

        The following procedure will be followed if the J.J. Kenny Rate cannot be determined as described above:

  •
  If the rate is not made available by 3:00 P.M., New York City time, on the calculation date pertaining to that J.J. Kenny Interest determination date, the J.J. Kenny Rate will be the rate quoted by a successor indexing agent selected by the calculation agent (after consultation with us). This rate will be equal to the prevailing rate for bonds included in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation for issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems. The bonds for which rates are quoted will be bonds that may be tendered by their holders for purchase on not more than seven days' notice and the interest on which:

  •
  is variable on a weekly basis;

  •
  is excludable from gross income for federal income tax purposes under the Code; and

    •
    does not give rise to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds give rise to such a tax.

  •
  If a successor indexing agent is not available, the J.J. Kenny Rate on the J.J. Kenny Interest determination date will be the J.J. Kenny Rate for the immediately preceding interest reset period. If there was no such interest reset period, the J.J. Kenny Rate will be the initial interest rate.

Eleventh District Cost of Funds Rate Notes

        Eleventh District Cost of Funds Rate notes will bear interest at the interest rate (calculated with reference to the Eleventh District Cost of Funds Rate and the spread or spread multiplier, if any) specified in the Eleventh District Cost of Funds Rate notes and in the applicable pricing supplement. The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Interest determination date.

        The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the Eleventh District Cost of Funds Interest determination date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Interest determination date.

        The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

  •
  If the rate does not appear on Telerate page 7058 on any related Eleventh District Cost of Funds Interest determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Interest determination date will be the Eleventh District Cost of Funds Rate Index.

  •
  If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Interest determination date, then the Eleventh District Cost of Funds Rate for that date will be the Eleventh District Cost of Funds Rate in effect on that Eleventh District Cost of Funds Interest determination date.

        The "Eleventh District Cost of Funds Rate Index" will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month immediately preceding the Eleventh District Cost of Funds Interest determination date.

EURIBOR Notes

        EURIBOR notes will bear interest at the interest rate (calculated with reference to EURIBOR and the spread or spread multiplier, if any) specified in the EURIBOR notes and in the applicable pricing supplement. The calculation agent will determine EURIBOR on each EURIBOR determination date.

        On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows:

        The calculation agent will determine the offered rates for deposits in Euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on page 248 on Bridge Telerate, Inc., or any successor service or any page that may replace page 248 on that service, which is commonly referred to as "Telerate Page 248" as of 11:00 A.M., Brussels time, on that date.

        If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

  •
  The calculation agent will select four major banks in the Euro-zone interbank market.

  •
  The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time.

(1)
If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of the quotations.

(2)
If fewer than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

•
The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 A.M., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time.

•
If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same for the immediately preceding interest reset period. If there was no such interest reset period, EURIBOR will be the initial interest rate.

        "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Subsequent Interest Periods

        We will provide in the applicable pricing supplement relating to each note whether we will have the option to reset the interest rate, or the spread, spread multiplier, or method of calculation, as the case may be, for the note. If we have the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate or the spread, spread multiplier, or method of calculation, as the case may be, may be reset.

        We will notify the trustee whether or not we intend to exercise the option relating to the note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will mail to the holder of the note a reset notice first class, postage prepaid, indicating whether we have elected to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be.

        If we elect to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating the new interest rate or the new spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur during the subsequent interest period.

        Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or the new spread, spread multiplier or method of calculation, and/or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

        Despite the foregoing, not later than 20 days prior to an optional reset date for a note, we may, at our option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

        We can make the revocations by causing the trustee to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear the higher interest rate, or higher spread, spread multiplier, as the case may be, whether or not tendered for repayment.

        The holder of a note will have the option to elect repayment of the note by us on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth above under "Redemption and Repurchase" for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

Renewable Notes

        We may also issue from time to time variable rate renewable notes that will bear interest at the interest rate (calculated with reference to a base rate and the spread or spread multiplier, if any) specified in the renewable notes and in the applicable pricing supplement.

        The renewable notes will mature on an interest payment date as specified in the applicable pricing supplement (the "initial maturity date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the interest payment dates specified in the applicable pricing supplement (each such interest payment date, an "election date"), the maturity of the renewable notes will be extended to the interest payment date occurring twelve months after the election date, unless the holder thereof elects to terminate the automatic extension of the maturity of the renewable notes or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to that effect to the trustee not less than nor more than a number of days to be specified in the applicable pricing supplement prior to the election date. If no such notice period is specified in the applicable pricing supplement, such notice shall be given no less than 30 days nor more than 60 days prior to the election date. This option may be exercised with respect to less than the entire principal amount of the renewable notes; provided that the principal amount for which the option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the renewable notes may not be extended beyond the final maturity date, as specified in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and the election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months (unless another period is specified in the applicable pricing supplement) after the election date prior to which the holder made the election.

        An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to that effect to the trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which the portion would otherwise mature. A revocation may be made for less than the entire principal amount of the renewable notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the renewable notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

        An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon the subsequent holder.

        The renewable notes may be redeemed in whole or in part at our option on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement, at a redemption price as stated in the applicable pricing supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, notice of redemption will be provided by mailing a notice of redemption to each holder by first class mail, postage prepaid, at least 180 days (unless otherwise specified in the applicable pricing supplement) prior to the date fixed for redemption.

Discount Notes

        Discount notes, and possibly other notes, may be issued at a price less than their "stated redemption price at maturity" or may have certain interest payment characteristics that may result in the notes being treated as issued with original issue discount for United States Federal income tax purposes. See "Material United States Federal Tax Considerations." Discount notes may bear no interest, except in the case of a default in payment of principal upon acceleration, redemption, or repurchase (if applicable), or may bear no interest for a specified period following the date of issue or may bear interest at a rate that at the time of issuance is below market rates. If any maturity of a discount note which bears no interest falls on a day that is not a business day with respect to the discount note, the payment due at maturity will be made on the following day that is a business day with respect to the discount note as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after maturity.

        In the case of a default in payment of principal upon acceleration or redemption (if applicable) or at stated maturity, the accreted value (as defined below) of discount notes at the date of such default in payment shall bear interest at the "yield to maturity" specified in the applicable note (to the extent that the payment of the interest shall be legally enforceable), which shall accrue from the date of the default in payment to the date payment of the principal has been made or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months, compounded semiannually.

        The "accreted value" of a discount note at any date shall be equal to (i) the original issue price of the note plus (ii) the accrued amortization of original issue discount of the note attributable ratably on a daily basis to the period from and including the original issue date to but excluding such date. The calculation of accrual of original issue discount will be computed on the basis of a 360-day year of twelve 30-day months, compounded semiannually.

        If an event of default with respect to a discount note occurs and is continuing, a portion of the principal of the note may be declared due and payable in the manner and to the effect provided in the indenture. This portion shall be equal to the accreted value of the note at the time of the declaration. Upon payment (i) of the accreted value and (ii) of interest on any overdue accreted value (to the extent that the payment of interest shall be legally enforceable), all of our obligations in respect of the payment of the principal of and interest, if any, on the note shall terminate.

        If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code (the "Bankruptcy Code"), it is likely that a portion of the face amount of a discount note would be treated as interest and the unamortized portion thereof would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not allowable as part of a claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict accurately what portion, if any, of the face amount of a discount note would be treated as unmatured interest, one possible result is that the bankruptcy court might determine the amount of unmatured interest on the note by reference to the amount of amortized original issue discount of the note for tax purposes or the unamortized debt discount of the note for financial accounting purposes. Each method may yield a substantially different result.

        Holders of notes issued with original issue discount will be required to include the amount of original issue discount in income in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. See "Material United States Federal Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any discount notes may be described in an applicable pricing supplement.

Currency Indexed Notes

        We may also issue from time to time notes with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to the value of one or more currencies (or composite currencies or currency units).

        The applicable pricing supplement will set forth:

  •
  information as to the one or more currencies (or composite currencies or currency units) to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is indexed;

  •
  the denominated currency of the note;

  •
  the payment currency of the note;

  •
  any material currency risks relating to the specific currencies selected; and

  •
  certain additional tax considerations, if any.

        The denominated currency and the payment currency may be the same currency or different currencies. Unless otherwise specified in the applicable pricing supplement, interest on currency indexed notes shall be paid in the denominated currency based on the face amount of the note at the rate per annum and on the dates set forth in the applicable pricing supplement. Currency indexed notes may include, but are not limited to, notes of the types described below. An investment in a currency indexed note involves special tax considerations. See "Material United States Federal Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any currency indexed notes may be described in an applicable pricing supplement.

Currency Linked Securities ("CLS")

        CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currency or currency units) (referred to herein as the "indexed currency"). Generally, the fixed amount of indexed currency to which the principal of a CLS will be linked will be approximately equal in value to the face amount of the CLS in the denominated currency based on the exchange rate between the indexed currency and the denominated currency in effect at the time of pricing. The denominated currency, the indexed currency and the payment currency will be identified in the applicable pricing supplement. In addition, the fixed amount of the indexed currency to which the principal of the CLS is linked will be set forth in the applicable pricing supplement for a specific representative face amount of the CLS as well as for the aggregate face amount of all CLS forming part of the same issue.

        Holders of CLS may receive an amount of principal greater than, less than or equal in value to the face amount of CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days (as defined below) prior to stated maturity, in the relative exchange rates of the denominated currency, the payment currency and the indexed currency.

        If the payment currency and the indexed currency are not the same, the payment currency equivalent of the indexed currency amount on any date shall be determined in the manner specified in the applicable pricing supplement.

Reverse Currency Linked Securities ("Reverse CLS")

        Reverse CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currencies or currency units) (the "first indexed currency") minus the amount of the payment currency equivalent at stated maturity of a fixed amount of another designated currency (or composite currency or currency units) (the "second indexed currency"). The minimum principal amount payable at stated maturity shall be zero. Generally, the fixed amount of the first indexed currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to twice the face amount of the Reverse CLS in the denominated currency, and the fixed amount of the second indexed currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to the face amount of the Reverse CLS in the denominated currency, in each case based on the exchange rate between each indexed currency and the denominated currency in effect at the time of pricing.

        Holders of Reverse CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Reverse CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days prior to stated maturity in the relative exchange rates of the denominated currency, the payment currency and the first and second indexed currencies.

        The denominated currency, the first and second indexed currencies and the payment currency will be identified in the applicable pricing supplement. In addition, the fixed amounts of the first and second indexed currencies to which the principal of the Reverse CLS is linked shall be set forth in the applicable pricing supplement for a specific representative face amount of the Reverse CLS as well as for the aggregate face amount of all Reverse CLS forming part of the same issue.

        If the payment currency and the first indexed currency or the second indexed currency are not the same, the payment currency equivalent of the first indexed currency amount or the second indexed currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable pricing supplement.

Multicurrency Currency Linked Securities ("Multicurrency CLS")

        Multicurrency CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency

(or composite currency or currency units) (the "first indexed currency") plus or minus the payment currency equivalent at stated maturity of a fixed amount of a second designated currency (or composite currency or currency units) (the "second indexed currency") plus or minus the payment currency equivalent at stated maturity of a fixed amount of a third designated currency (or composite currency or currency units) (the "third indexed currency"). The minimum principal amount payable at stated maturity shall be zero. Generally, the added and subtracted fixed amounts of the first, second and third indexed currencies to which the principal of a Multicurrency CLS will be linked will have an aggregate value approximately equal to the face amount of the Multicurrency CLS in the denominated currency based on exchange rates between each indexed currency and the denominated currency in effect at the time of pricing.

        Holders of Multicurrency CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Multicurrency CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days prior to maturity in the relative exchange rates for the denominated currency, the payment currency and the first, second and third indexed currencies.

        The denominated currency, each indexed currency, the payment currency and whether the fixed amounts of the second and third indexed currencies are to be added or subtracted to determine the principal amount payable at stated maturity of the Multicurrency CLS shall be set forth in the applicable pricing supplement. In addition, the fixed amounts of the first, second and third indexed currencies to which the principal of the Multicurrency CLS is linked shall be set forth in the applicable pricing supplement for a specific representative face amount of the Multicurrency CLS as well as for the aggregate face amount of all Multicurrency CLS forming part of the same issue. As used herein, "added indexed currency" means the first indexed currency and any other indexed currency that is added to determine the principal amount payable at maturity of the Multicurrency CLS and a "subtracted indexed currency" means an indexed currency that is subtracted to determine the principal amount payable at stated maturity of the Multicurrency CLS.

        If any added indexed currency or subtracted index currency is not the same as the payment currency, the payment currency equivalent of the added indexed currency amount or subtracted index currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable pricing supplement.

Payments upon Acceleration of Maturity

        If the principal amount payable at the stated maturity of any CLS, Reverse CLS or Multicurrency CLS shall be declared due and payable prior to its stated maturity, the amount payable with respect to the note will be paid in the denominated currency and will equal the face amount of the note plus accrued interest to but excluding the date of payment.

Notes Linked to Commodity Prices, Equity Indices or Other Factors

        We may issue from time to time notes with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more commodity prices, equity indices or other factors and on any other terms as may be set forth in the applicable pricing supplement.

Payments on Amortizing Notes

        We may also issue notes, from time to time, as amortizing notes. "Amortizing notes" are notes for which payments of principal and interest are made in equal installments over the life of the note. Interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each amortizing note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

Extension of Maturity

        We will provide in the applicable pricing supplement relating to each note whether we have the option to extend the stated maturity of the note for one or more whole year periods (each an "extension period") up to but not beyond the final maturity date set forth in such pricing supplement and the basis or formula, if any, for setting the interest rate or the spread or spread multiplier, as the case may be, applicable to any such extension period.

        We may exercise the option with respect to a note by notifying the trustee of the exercise at least 45 but not more than 60 days prior to the original stated maturity date of the note in effect prior to the exercise of the option. No later than 40 days prior to the original stated maturity date, the trustee will mail to the holder of the note an extension notice relating to the extension period, first class, postage prepaid, setting forth:

  •
  our election to extend the stated maturity of the note;
  •
  the new stated maturity;
  •
  in the case of a fixed rate note, the interest rate applicable to the extension period;
  •
  in the case of a floating rate note, the spread or spread multiplier applicable to the extension period; and
  •
  the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which the redemption may occur during the extension period.

        Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of the note shall be extended automatically as set forth in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice.

        Despite the above, not later than 20 days prior to the original stated maturity date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice shall be irrevocable. All notes with respect to which the original stated maturity date is extended will bear the higher interest rate, in the case of a fixed rate note, or higher spread or spread multiplier, in the case of a floating rate note, for the extension period.

        If we elect to extend the stated maturity of a note, the holder of the note may, if provided for in the applicable pricing supplement, have the option to elect repurchase of the note by us on the original stated maturity date at a price equal to the principal amount thereof plus any accrued interest to that date. In order for a note to be so repurchased on the original stated maturity date, the holder thereof must follow the procedures set forth above under "Redemption and Repurchase" for repurchase at the option of the holder, except that the period for delivery of the note or notification to the trustee shall be at least 30 but not more than 35 business days prior to the original stated maturity date and except that a holder who has tendered a note for repurchase pursuant to an extension notice may, by written notice to the trustee, revoke the tender for repayment until the close of business on the tenth day prior to the original stated maturity date.

Book-Entry Notes

        Upon issuance, all book-entry notes having the same original issue date, stated maturity and otherwise having identical terms and provisions will be represented by a single global security. If a single global security would exceed $500,000,000 in aggregate principal amount, one global security will be issued to represent each $500,000,000 of aggregate principal amount and an additional global security will be issued to represent any remaining principal amount. Each global security representing book-entry notes will be deposited with, or on behalf of, the depositary and will be registered in the name of the depositary or a nominee of the depositary. Except as set forth below, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of such successor.

        The Depository Trust Company, New York, New York ("DTC") will be the initial depositary with respect to the book-entry notes. DTC has advised us and the agents that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates settlement of securities transactions among its Participants, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including the agents. DTC is owned by a number of Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of the Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, securities brokers and dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

        Purchases of book-entry notes under DTC's book-entry system must be made by or through Direct Participants, which will receive a credit for the notes on the records of DTC. The ownership interest of each actual purchaser of each book-entry note (the "Beneficial Owner") is in turn to be recorded on the Direct Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the book-entry notes will be effected only through entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the book-entry notes, except in the event that use of the book-entry system for the book-entry notes is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

        To facilitate subsequent transfers, all book-entry notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of book-entry notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership.

DTC has no knowledge of the actual Beneficial Owners of the book-entry notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such book-entry notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry notes represented by such global security for all purposes under the indenture. Except as provided below, Beneficial Owners of a global security or securities will not be entitled to have book-entry notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of book-entry notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if the person is not a Participant, on the procedures of the Participants through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take the action, and the Participants would authorize Beneficial Owners owning through the Participants to give or to take the action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Payments of principal of and interest, if any, on the book-entry notes represented by a global security will be made to DTC. Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of the Direct Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the global security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the Participants.

        Redemption notices shall be sent to Cede & Co. If less than all of the notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

        DTC may discontinue providing its services as securities depositary, with respect to the notes, at any time by giving reasonable notice to us. If at any time:

          (i)    DTC is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, or

          (ii)  we determine in our discretion not to have the book-entry notes represented by the global security or securities and deliver to the trustee an order to that effect;

then the global security or securities will be exchangeable for definitive notes of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. The definitive notes shall be registered in such name or names as DTC shall instruct the trustee. It is expected that the instructions may be based upon directions received by DTC from Participants with respect to ownership of beneficial interests in global securities.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following is a summary of the material United States Federal tax consequences of the acquisition, ownership, and disposition of notes to beneficial owners of the notes that purchase notes upon their original issuance at their "issue price," as defined below. This summary is based on existing law, which is subject to change, possibly retroactively. This discussion does not address all aspects of United States Federal taxation that may be important to a particular holder in light of the holder's personal circumstances, such as holders that hold notes as a position in a "straddle," "hedge," or "appreciated financial position" for Federal income tax purposes, United States Holders, as defined below, that have a functional currency other than the United States dollar, or holders subject to special treatment under Federal tax law, including financial institutions, insurance companies, tax-exempt organizations, broker-dealers, certain former citizens or former long-term residents of the United States, partnerships or other pass-through entities, hybrid entities, and certain trusts. This discussion does not address the Federal estate (except as set forth below with respect to Non-United States Holders) or gift tax laws or any aspects of foreign, state, or local tax laws. This summary assumes that purchasers will hold the notes as "capital assets" as defined in the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are urged to consult their tax advisors regarding the Federal tax consequences of acquiring, holding, and disposing of notes in light of their particular situations, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

        For purposes of this summary, the term "United States Holder" means a beneficial owner of a note that is, for Federal income tax purposes, a citizen or resident of the United States, a corporation (or any other entity electing to be treated as a corporation) created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate the income of which is includible in gross income for Federal income tax purposes regardless of its source, or a trust the administration of which is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, has elected to continue to be treated as a United States person. As used herein, the term "Non-United States Holder" means a holder of a note that is not a United States Holder.

        If a partnership is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their tax advisors about the United States Federal income tax consequences of the acquisition, ownership, and disposition of notes.

UNITED STATES HOLDERS

In General

Interest and Original Issue Discount

        In general, interest on a fixed rate note will be taxable to a United States Holder at the time it accrues or is actually or constructively received in accordance with the holder's method of accounting for Federal income tax purposes. Notes may be issued with original issue discount for United States Federal income tax purposes if the "stated redemption price at maturity" of a note exceeds its "issue price" by more than one quarter of one percent of the note's "stated redemption price at maturity" multiplied by the number of complete years from its issue date to maturity. The "issue price" of a note will be the first price at which a substantial amount of an offering of notes is sold, other than to an underwriter, placement agent, or wholesaler. The "stated redemption price at maturity" of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property

(other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more indices. If a note with a term greater than one year is issued with original issue discount, the holder of the note will be required to include amounts in gross income for Federal income tax purposes in advance of the receipt of the cash payment to which such income is attributable. The amount of original issue discount to be included in income in any taxable year of the holder will be determined on the basis of compounding at the close of each accrual period within the taxable year. Under these rules, a United States Holder will include in income increasingly greater amounts of original issue discount in each successive accrual period. Any amounts included in income as original issue discount will increase a holder's adjusted tax basis in the note. The treatment of currency indexed notes, floating rate notes, and notes with contingent payments is described below. Additional information with respect to such treatment may be set forth in the applicable Pricing Supplement. Disney will report annually to the Internal Revenue Service (the "IRS") and to each holder the amount of original issue discount accrued on a note.

        In the case of notes that have a fixed maturity of one year or less, accrual basis taxpayers, taxpayers in certain specified classes, and cash basis taxpayers making an appropriate election will be required to include original issue discount in income currently. A cash basis holder that makes such an election cannot revoke the election without the consent of the IRS and such election applies to all short-term obligations acquired by the holder in the taxable year in which the election is made and in all subsequent taxable years. Individuals and other non-electing cash basis taxpayers holding such short-term notes will not include original issue discount in income until the cash payments, including proceeds of sale, attributable to such amounts are received. Such amounts will be treated as ordinary income. A holder that does not recognize discount income currently may be subject to limitations on the deductibility of interest on indebtedness incurred to purchase or carry such a note.

Disposition of Notes

        A holder of a note will generally recognize gain or loss on the sale, redemption, exchange, or other disposition of the note in an amount equal to the difference between the amount realized (except to the extent attributable to accrued interest) and the holder's adjusted tax basis in the note. Subject to the foregoing discussion of original issue discount, such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. To the extent an amount received upon sale, redemption, exchange, or other disposition of the note is allocable to accrued but unpaid interest, such amount will be treated as interest income.

Currency Indexed Notes

        A United States Holder will be subject to tax on interest on notes that are denominated in, or determined by reference to, a currency or currencies other than the United States dollar in accordance with such holder's method of accounting for Federal income tax purposes. Regardless of whether an interest payment is in fact converted into United States dollars, the amount of interest income (including any original issue discount) required to be included in income will generally be (i) in the case of a cash basis taxpayer, the United States dollar value of the foreign currency interest payment based on the exchange rate in effect on the date of actual or constructive receipt of the payment plus the amount of any accrued original issue discount, as described below, and (ii) in the case of an accrual basis taxpayer, the average United States dollar value of the accrued amounts based on the average exchange rate in effect during the interest accrual period unless an election is made pursuant to Treasury regulations to use a different exchange rate. Such United States dollar value will be the holder's tax basis in the foreign currency received. The amount of original issue discount on a note required to be included in income will be computed for each accrual period in the foreign currency and then translated into a United States dollar value based on the average exchange rate in effect during the accrual period.

        An accrual basis taxpayer will recognize gain or loss upon the receipt of interest payments in a foreign currency on a foreign currency note as a result of fluctuations in currency exchange rates between the dates of accrual and receipt. Such gain or loss will be equal to the United States dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt of such payment decreased by the amount originally accrued. Similarly, upon the sale, exchange, or retirement of a foreign currency note, a holder that receives proceeds in a foreign currency attributable to original issue discount or, in the case of an accrual basis taxpayer, accrued but unpaid interest, will recognize gain or loss realized as a result of fluctuations in currency exchange rates between the dates of accrual and receipt. Such gain or loss will be treated as ordinary income or loss.

        A United States Holder's tax basis in a foreign currency note will generally be the United States dollar value of the foreign currency amount paid for such note based on the exchange rate in effect on the date of purchase of the note, increased by the United States dollar value of any accrued original issue discount on the note that the holder has included in gross income, and decreased by the United States dollar tax basis of foreign currency units received as payments on the note other than payments of stated interest. A holder that converts United States dollars to a foreign currency and immediately uses that currency to purchase a note denominated in the same currency will ordinarily not recognize gain or loss in connection with such conversion and purchase. If a holder uses previously acquired foreign currency to purchase a note, the holder will recognize gain or loss in an amount equal to the difference between the holder's tax basis in the foreign currency and the United States dollar fair market value of the foreign currency based on the exchange rate in effect on the date of purchase. Gain or loss will be recognized upon the sale, redemption, exchange, or other disposition of a foreign currency note equal to the United States dollar value of the foreign currency received upon such disposition less the United States dollar tax basis in the note. To the extent that gain or loss is recognized as a result of fluctuations in the value of the foreign currency, such gain or loss will be ordinary income or loss.

        Foreign currency received or accrued as interest on a note or on the sale, redemption, exchange, or other disposition of a note will have a tax basis equal to its United States dollar value based on the exchange rate in effect at the time such interest is received or accrued or at the time of such disposition. Any gain or loss recognized on a sale or other disposition of the foreign currency will be ordinary income or loss.

Multicurrency Currency Linked Securities

        The tax treatment of Multicurrency CLS may be subject to special rules that will be set forth in the applicable Pricing Supplement.

Floating Rate Notes

        Floating rate notes will generally be governed by Treasury regulations with respect to variable rate debt instruments. A "variable rate debt instrument" is generally a debt instrument (i) with an issue price that does not exceed the sum of the noncontingent principal payments to be made on the note by more than a specified de minimis amount and (ii) that provides for stated interest unconditionally payable at least annually at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate, or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate. A "qualified floating rate" is a rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. An objective rate is a rate that is determined using a single fixed formula and that is based on objective financial or economic information. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate whose variations can reasonably be expected to reflect inversely contemporaneous variations in the qualified floating rate. Disney will provide notice in the applicable Pricing Supplement when it determines that a particular floating rate note will be a variable rate debt instrument subject to the rules described in this section. A variable rate debt instrument issued for a price equal to its stated principal amount will generally not be subject to the original issue discount rules described above. A variable rate debt instrument may be subject to those rules if, among other circumstances, it is issued at a price less than its stated principal amount. To determine the amount of any original issue discount to be included in income for each accrual period, the variable rate debt instrument must be converted into a fixed rate debt instrument by substituting an appropriate fixed rate for the variable rate or rates, and then the rules discussed above with respect to original issue discount will be applied. In certain circumstances, if the interest actually accrued or paid during an accrual period is greater or less than the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument, appropriate adjustments must be made to the original issue discount allocable to the period.

Contingent Payment Debt Instruments

        Certain notes may be treated as contingent payment notes. Disney will provide notice in the applicable Pricing Supplement when it determines that a particular note will be a contingent payment note. Interest on notes that are treated as contingent payment notes will accrue under a constant yield method based upon a projected payment schedule to be established by Disney in accordance with Treasury Regulations and reported by Disney to holders. The projected payment schedule for the notes will consist of all stated principal payments and a projected amount and time for each contingent payment. Because the yield of the notes for Federal income tax purposes will be determined assuming that the projected payments are made at definite dates, a holder's income inclusions may be earlier than the time when payments under the notes are in fact made. Holders will generally be bound by the projected payment schedule. Nevertheless, the IRS may disregard a projected payment schedule it determines it to be unreasonable.

        If the actual amount of a contingent interest payment differs from the projected amount of the payment, the difference will result in a positive or negative adjustment which will generally increase or decrease the amount includible in income as interest on the notes. Positive and negative adjustments for a taxable year will be netted. A net positive adjustment for the taxable year will be treated by the holder as additional interest for the year. A net negative adjustment for the taxable year will first offset the interest that would have accrued on the notes for the taxable year based on the projected payment schedule. If the net negative adjustment exceeds the amount of interest that accrued on the notes for the taxable year, the excess will be treated as an ordinary loss to the extent of all interest, including net positive adjustments, accrued on the notes in prior years. If any negative adjustment remains, it will be carried over as a negative adjustment for succeeding taxable years. Any unused net negative adjustment at the time of disposition of the notes will reduce the amount realized by the holder.

        In general, any gain recognized by a United States Holder on the sale, exchange, or retirement of a contingent payment note will be treated as ordinary interest income rather than capital gain and loss will generally be treated as ordinary loss rather than capital loss to the extent of prior interest inclusions on the note that have not been offset by negative adjustments.

Backup Withholding and Information Reporting

        A United States Holder will generally need to provide a social security number or other taxpayer identification number along with certain certifications under penalties of perjury in order to avoid backup withholding with respect to payments on and the proceeds of a sale of a note. In addition, such payments will generally be subject to information reporting. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder's Federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

        Under present United States Federal income and estate tax law and subject to the discussion of backup withholding below:

  (a)
  payments of interest (including any original issue discount) on the notes to any Non-United States Holder will generally not be subject to United States Federal income or withholding tax, provided that (1) the holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Disney entitled to vote, (2) the holder is not (i) a bank receiving interest described in section 881(c)(3)(A) of the Code, or (ii) a controlled foreign corporation that is related to Disney through actual or constructive stock ownership, (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the holder and (4) either (i) the Non-United States Holder certifies under penalties of perjury that such holder is not a "U.S. person," as defined in the Code, and provides the holder's name and address or (ii) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the notes certifies under penalties of perjury that such statement has been received from the holder by it or by another financial institution between it and the holder and furnishes a copy of the statement to the payor;

  (b)
  a holder of a note that is a Non-United States Holder generally will not be subject to United States Federal income tax on gain realized on the sale, exchange, retirement or other disposition of a note, unless (1) such holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of the holder; and

  (c)
  notes held at the time of death by an individual who is not a citizen or a resident of the United States will not be included in such holder's gross estate for United States federal estate tax purposes, provided that the individual did not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Disney entitled to vote and the income on the notes was not effectively connected with the conduct of a United States trade or business by the individual.

Backup Withholding and Information Reporting

        Backup withholding and information reporting will not apply to payments made by Disney or our paying agent on the notes to a Non-United States Holder if the certifications described in clause (a)(4) under "—Non-United States Holders" above are received. Payment of interest made on a note by Disney or our paying agent will, however, be required to be reported by the payor to the IRS on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

        The payment of the proceeds of the sale or other disposition of a note by a Non-United States Holder to or through the United States office of any broker, United States or foreign, generally will be reported to the IRS and reduced by backup withholding at the applicable rate (currently 30.5 percent and scheduled to be reduced periodically through 2006), unless the Non-United States Holder certifies its status as a Non-United States Holder under penalties of perjury, furnishes the broker with other documentation upon which the broker may rely to treat the payment as made to a Non-United States Holder in accordance with United States Treasury regulations, or otherwise establishes an exemption. The payment of the proceeds of the sale or other disposition of a note by a Non-United States Holder to or through a non-United States office of a non-United States broker generally will not be reduced by backup withholding or reported to the IRS unless the non-United States broker has certain enumerated connections with the United States. In general, the payment of proceeds of the sale or other disposition of a note by a Non-United States Holder to or through a non-United States office of a broker that is a United States person or has certain enumerated connections with the United States will be reported to the IRS and may be reduced by backup withholding at the applicable rate unless the certification or documentation requirements described above (relating to a sale of notes to or through the United States office of a broker) are met or you otherwise establish an exception.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        The notes are being offered on a continuing basis for sale by us through Banc of America Securities LLC, Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and The Williams Capital Group, L.P. (each, an "agent," and collectively, the "agents"), who have agreed to act as our agents in the solicitation of offers to purchase the notes. We will pay the agent through which a note has been sold a commission which, depending on the stated maturity of such note or, in the case of notes which are subject to repurchase by us at the option of the holder, the period of time until the first purchase date specified in the applicable note, will range from .125% to .750% of the principal amount (or in the case of a discount note, the price to public) of such note, except that in the case of a note with a stated maturity 30 years or more from the date of issuance such commission shall be determined by us and the relevant agents.

        We may also sell notes to an agent, as principal, for resale to investors or other purchasers. In addition, the agents may offer the notes they have purchased as principal to other dealers. The agents may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such agent from us. Unless otherwise indicated in the applicable pricing supplement, any notes sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale by such agent or may be resold to certain dealers as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of notes to be resold at a fixed public offering price), the concession and discount may be changed. We have agreed to reimburse the agents for certain expenses.

        In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, such agent(s) will be permitted to engage in certain transactions that stabilize the price of notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the agent creates or the agents create, as the case may be, a short position in notes, i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, such agent(s) may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of such purchases.

        Neither we nor any of the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any of the agents make any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

        We reserve the right to sell notes to or through others and to sell notes directly on our own behalf in those jurisdictions where it is authorized to do so or through additional agents, acting either as agent or principal. Any other agent or underwriter will be identified in an applicable pricing supplement. No commission will be allowed or be payable on any sales made directly by us.

        Payment of the purchase price of the notes will be required to be made in immediately available funds on the date of settlement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice and has the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. An agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it.

        Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof.

        There is no established trading market for the notes and the notes will not be listed on any securities exchange. The agents have advised us that they may from time to time purchase and sell notes in the secondary market, as permitted by applicable laws and regulations. The agents are not obligated, however, to make any such purchases and sales and any such purchases and sales may be discontinued at any time without notice at the sole discretion of the agents. There can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops.

        The agents or their affiliates may, from time to time, engage in investment banking and/or commercial banking transactions, and may provide services for, Disney and its affiliates.

LEGAL MATTERS

        Certain legal matters with respect to the legality of the securities being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York. Sidley Austin Brown & Wood LLP, Los Angeles, California, will act as counsel for the agents. Dewey Ballantine LLP has from time to time represented, and continues to represent, each of the agents in connection with certain legal matters. Sidley Austin Brown & Wood LLP and/or affiliated partnerships have from time to time represented, and continue to represent, Disney in connection with certain unrelated legal matters.

PROSPECTUS

THE WALT DISNEY COMPANY

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS

DISNEY CAPITAL TRUST I
DISNEY CAPITAL TRUST II
DISNEY CAPITAL TRUST III

TRUST PREFERRED SECURITIES

        We or, as applicable, the Disney Capital Trusts may offer from time to time the following types of securities:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  trust preferred securities issued by one of the Disney Capital Trusts;

  •
  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

  •
  any combination of these securities, individually or as units.

        The securities will have an aggregate initial offering price of up to $7,500,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

        Our common stock is traded on the New York Stock Exchange under the symbol "DIS."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

        This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is August 23, 2001.

Forward-Looking Information	3
Our Company	4
The Disney Capital Trusts	5
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	6
General Description of Securities that We or the Trusts May Sell	6
Description of Debt Securities	7
Description of Preferred Stock	19
Description of Depositary Shares	22
Description of Common Stock	25
Description of Warrants	27
Description of Trust Preferred Securities	29
Description of Purchase Contracts	47
Description of Units	47
Plan of Distribution	47
Where You Can Find More Information	49
Legal Matters	50
Experts	50

        We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

        Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$," "dollars," "U.S. dollars" or "U.S.$").

FORWARD-LOOKING INFORMATION

        The Private Securities Litigation Reform Act of 1995, or the Reform Act, provides a safe harbor for forward-looking statements made by us or on our behalf. We, together with our representatives, may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission and in reports to our stockholders. Our management believes that all statements that express expectations and projections with respect to future matters, including further restructuring or strategic initiatives and actions relating to our strategic sourcing initiative, as well as from developments beyond our control including changes in global economic conditions that may, among other things, affect the international performance of our theatrical and home video releases, television programming and consumer products and, in addition, uncertainties associated with the Internet; the launching or prospective development of new business initiatives and the introduction of the euro; are forward-looking statements within the meaning of the Reform Act. These statements are made on the basis of our management's views and assumptions, as of the time the statements are made, regarding future events and business performance. There can be no assurance, however, that management's expectations will necessarily come to pass.

        For an enterprise as large and complex as ours, a wide range of factors could materially affect future developments and performance, including the following:

  •
  changes in company-wide or business-unit strategies, which may result in changes in the types or mix of businesses in which we are involved or choose to invest;

  •
  changes in United States, global or regional economic conditions, which may affect attendance and spending at our theme parks and resorts, purchases of Disney-licensed consumer products and the performance of our broadcasting and motion picture operations;

  •
  changes in United States and global financial and equity markets, including significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing for our operations and investments;

  •
  increased competitive pressures, both domestically and internationally, which may, among other things, affect the performance of our theme parks, resorts and regional entertainment operations and lead to increased expenses in such areas as television programming acquisition and motion picture production and marketing;

  •
  legal and regulatory developments that may affect particular business units, such as regulatory actions affecting environmental activities, consumer products, broadcasting or Internet activities or the protection of intellectual properties, the imposition by foreign countries of trade restrictions or motion picture or television content requirements or quotas, and changes in international tax laws or currency controls;

  •
  adverse weather conditions or natural disasters, such as hurricanes and earthquakes, which may, among other things, impair performance at our parks and resorts;

  •
  technological developments that may affect the distribution of our creative products or create new risks to our ability to protect our intellectual property;

  •
  labor disputes, which may lead to increased costs or disruption of operations in any of our business units; and

  •
  changing public and consumer taste, which may affect our entertainment, broadcasting and consumer products businesses.

        This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

OUR COMPANY

        We, or Disney, together with our subsidiaries, are a diversified worldwide entertainment company with operations in five business segments: Media Networks, Parks & Resorts, Studio Entertainment, Consumer Products and the Internet Group. References in this section of the prospectus to "Disney" include us and our subsidiaries. To find out how to obtain more information regarding us and our business, you should read the section of this prospectus entitled "Where You Can Find More Information."

        Our principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and our telephone number is (818) 560-1000.

Media Networks

        Disney operates the ABC Television Network, which has affiliated stations providing coverage to United States television households. Disney also owns television and radio stations, most of which are affiliated with either the ABC Television Network or the ABC Radio Networks. Disney's cable and international broadcast operations are principally involved in the production and distribution of cable television programming, the licensing of programming to domestic and international markets and investing in foreign television broadcasting, production and distribution entities. Primary cable programming services, which operate through consolidated subsidiary companies, are ESPN-branded networks, the Disney Channel, Disney Channel International and Soapnet. Other programming services that operate through joint ventures, and are accounted for under the equity method, include A&E Television Networks, Lifetime Entertainment Services and E! Entertainment Television. Disney also produces original television programming for network, first-run syndication, pay and international syndication markets.

Parks & Resorts

        Disney operates the Walt Disney World Resort in Florida and the Disneyland Resort in California. The Walt Disney World Resort includes the Magic Kingdom, Epcot, Disney-MGM Studios and Disney's Animal Kingdom, twelve resort hotels and a complex of villas and suites, a retail, dining and entertainment complex, a sports complex, conference centers, campgrounds, golf courses, water parks and other recreational facilities. The Disneyland Resort includes the Disneyland Park, Disney's California Adventure, the Disneyland Hotel, Disney's Paradise Pier Hotel and Disney's Grand Californian Hotel. In addition, Disney Cruise Line is operated out of Port Canaveral, Florida. Disney also designs, develops and operates sports themed entertainment venues operating under the name, ESPN Zone. Disney earns royalties on revenues generated by the Tokyo Disneyland theme park and an associated Disney-branded hotel near Tokyo, Japan, which are owned and operated by an unrelated Japanese corporation. Disney also has an investment in Euro Disney S.C.A., or Euro Disney, a publicly held French entity that operates Disneyland Paris and earns royalties on Disneyland Paris revenues and also receives management fees from Euro Disney. Disney's Walt Disney Imagineering unit designs and develops new theme park concepts and attractions, as well as resort properties. Disney also manages and markets vacation ownership interests in the Disney Vacation Club. Included in Parks & Resorts are Disney's National Hockey League franchise, the Mighty Ducks of Anaheim, and the Anaheim Angels, a Major League Baseball team.

Studio Entertainment

        Disney produces and acquires live-action and animated motion pictures for distribution to the theatrical, home video and television markets. Disney also produces original animated television programming for network, first-run syndication, pay and international syndication markets, stage plays and musical recordings. Disney distributes these products through its own distribution and marketing companies in the United States and most foreign markets.

Consumer Products

        Disney licenses the name "Walt Disney," as well as its characters, visual and literary properties, to various consumer manufacturers, retailers, show promoters and publishers throughout the world. Disney also engages in direct retail distribution principally through the Disney Stores and the Disney Catalog, and produces books and magazines for the general public in the United States and Europe. In addition, Disney produces audio and computer software products for the entertainment market, as well as film, video and computer software products for the educational marketplace.

Internet Group

        The Walt Disney Internet Group, referred to as the Internet Group, operates many of Disney's Internet businesses. The Internet Group develops, publishes and distributes content for online services intended to appeal to broad consumer interest in sports, news, family and entertainment. In addition, the Internet Group licenses certain premium subscription content, localized and translated into various languages, to international service providers. Web sites and products include ABC.com, ABCNEWS.com, Disney.com, ESPN.com, Family.com, Movies.com, Mr. Showbiz, Wall of Sound and Enhanced TV. Additionally, the Internet Group manages commerce Web sites which include DisneyVacations.com and Disneyauctions.com.

THE DISNEY CAPITAL TRUSTS

        Each of Disney Capital Trust I, Disney Capital Trust II and Disney Capital Trust III is a statutory business trust newly formed under Delaware law by us, as sponsor of each of the trusts, and Wilmington Trust Company, as trustee in the State of Delaware pursuant to the Delaware Business Trust Act. The trusts have been formed solely:

  •
  for the possible sale of one or more series of trust preferred securities under this prospectus and the sale of trust common securities to us or one of our subsidiaries at the time of any sale of trust preferred securities;

  •
  to purchase our junior subordinated debt securities with the proceeds of any sale of their securities; and

  •
  to engage in related activities.

        The principal office of each of the trusts is c/o The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

        These general corporate purposes may include, among others:

  •
  to reduce our short-term indebtedness;

  •
  to fund investments in, or extensions of credit or contributions to, our subsidiaries; and

  •
  to fund acquisitions.

Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries at the time of issuance and the availability of other funds.

        The Disney Capital Trusts will use all of the proceeds from the sale of trust preferred securities and trust common securities to purchase our junior subordinated debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended June 30,		Year Ended September 30,
	2001	2000	2000	1999	1998	1997	1996
Ratio of earnings to fixed charges(1)(2)	2.8X	4.1X	3.8X	3.9X	4.6X	4.6X	4.4X

(1)
For purposes of these ratios, earnings are calculated by adding to (subtracting from) income from continuing operations before income taxes and cumulative effect of accounting changes, the following: fixed charges, excluding capitalized interest, losses and (undistributed earnings) recognized with respect to less than 50% owned equity investments and amortization of capitalized interest. Fixed charges consist of interest on borrowings, that portion of rental expense that approximates interest and amortized debt expense, if any.

(2)
Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.

GENERAL DESCRIPTION OF SECURITIES THAT WE OR THE TRUSTS MAY SELL

        We or, as applicable, the Disney Capital Trusts directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, up to $7,500,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:

  •
  our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

  •
  shares of our common stock;

  •
  warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  trust preferred securities issued by one of the Disney Capital Trusts;

  •
  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

  •
  any combination of these securities, individually or as units.

        We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. We may issue debt securities, preferred stock and/or trust preferred securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations, which we refer to as "senior debt securities," or our subordinated obligations, which we refer to as "subordinated debt securities." The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

        Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an "indenture" and they are referred to collectively as the "indentures." Each trustee is referred to individually as a "trustee" and the trustees are collectively referred to as the "trustees."

        The following summary of selected provisions of the indentures and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture. The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of the applicable indenture, see "Where You Can Find More Information" in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to "Disney," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct, unsecured obligations.

        The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

  •
  the title of the series of debt securities;

  •
  any limit on the aggregate principal amount of debt securities of the series;

  •
  whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

  •
  any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

  •
  the price or prices at which the debt securities of the series will be issued;

  •
  whether the debt securities of the series will be senior debt securities or subordinated debt securities;

  •
  the person to whom any interest will be payable on any registered securities of the series, if other than the person in whose name the registered security is registered at the close of business on the regular record date for the payment of interest;

  •
  the manner in which, and the person to whom, any interest on any bearer securities of the series, will be payable, if other than upon presentation and surrender of the coupons relating to the bearer security, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global security on an interest payment date will be paid;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

  •
  the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate those rate or rates;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine those dates;

  •
  the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

  •
  the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

  •
  our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

  •
  our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

  •
  the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000 and $100,000;

  •
  the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

  •
  if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder who is a United States alien in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

  •
  whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

  •
  whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

  •
  whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

  •
  any special United States federal income tax considerations applicable to the debt securities of the series; and

  •
  any other terms of the debt securities of the series not inconsistent with the provisions of the applicable indenture.

        The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non-United States holders or denominated in a currency other than United States dollars will be set forth in the applicable prospectus supplement.

        The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

        For a description of additional provisions that may be applicable to junior subordinated debt securities that we may issue in connection with an offering of trust preferred securities under this prospectus, you should read "Description of Trust Preferred Securities."

Subordination Provisions Relating to Subordinated Debt

        Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the subordinated debt securities will be issued under the subordinated debt securities indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt securities indenture, to all of our "senior indebtedness," which is defined below.

        If

  •
  we default in the payment of any principal of, or premium, if any, or interest on any senior indebtedness when it becomes due and payable after any applicable grace period, and the default is continuing;

  •
  there is any other default in respect of our senior indebtedness which has occurred and is continuing which would permit the senior indebtedness to be accelerated;

  •
  there is any judicial proceeding pending regarding any default in respect of our senior indebtedness; or

  •
  the subordinated debt securities of the series are accelerated,

then, unless and until the event of default is cured or waived or ceases to exist, any acceleration is rescinded or annulled or any judicial proceeding is terminated, we cannot make any payment on account of or acquire the subordinated debt securities prior to the repayment in full of our outstanding senior indebtedness. Nevertheless, holders of subordinated debt securities may still receive and retain payments made:

  •
  from a trust of the type described in "—Discharge and Defeasance" below;

  •
  in our capital stock; or

  •
  in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

        If there is any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up, assignment for the benefit of our creditors, marshalling of our assets and liabilities; or other similar proceeding, whether or not voluntary, relating to us, our creditors or our assets, then all senior indebtedness must be paid in full or otherwise provided for before any payment may be made to any holders of subordinated debt securities other than payments made

  •
  from a trust of the type described in "—Discharge and Defeasance" below;

  •
  in our capital stock; or

  •
  in other securities which are payable no earlier than the final stated maturity date of the subordinated debt securities of the series, have terms no more restrictive than those of the subordinated debt securities of the series and are subordinated in right of payment to the senior indebtedness at least to the same extent as the subordinated debt securities of the series.

The subordinated debt securities indenture trustee and the holders of subordinated debt securities must return and deliver any payments of cash, property or securities received by them, other than any permitted payments described above, to the trustee or other paying agent for application to the payment of all senior indebtedness until all senior indebtedness is paid in full.

        Unless otherwise specified with respect to a series of subordinated debt securities issued under the subordinated debt securities indenture, "senior indebtedness" under the subordinated debt securities indenture means the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, but only to the extent allowed or permitted to the holder against the bankruptcy or any other insolvency estate of Disney) and any other amounts due on or in connection with any of the following indebtedness, incurred, assumed or guaranteed by us, whether or not outstanding on the date we issue any series of subordinated debt securities (including renewals, extensions and refundings of these obligations):

  (1)
  our obligations for borrowed money;

  (2)
  our obligations evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  our capital lease obligations;

  (4)
  all obligations of the type referred to in clauses (1) through (3) of other persons secured by a lien on any of our assets, whether or not we have assumed those obligations; and

  (5)
  all obligations of the type referred to in clauses (1) through (4) of other persons for the payment of which we are responsible or liable as obligor or guarantor.

        However, senior indebtedness does not include:

  (a)
  any indebtedness, including other series of debt securities issued under the subordinated debt securities indenture, created or evidenced by or outstanding pursuant to an instrument that expressly provides that the indebtedness is subordinated to any other indebtedness of ours, unless that indebtedness expressly provides that it will be senior to the subordinated debt securities of the series;

  (b)
  any indebtedness that by its terms states that it will not be senior in right of payment to the subordinated debt securities of the series; and

  (c)
  any indebtedness of ours to any of our affiliates or subsidiaries.

        The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

        We may issue senior subordinated debt securities under the subordinated debt securities indenture. In addition, in connection with any offering of trust preferred securities under this prospectus, we may issue junior subordinated debt securities. The subordination provisions applicable to any of these debt securities will be described in the applicable prospectus supplement.

Consequences of Holding Company Status

        Our operations are conducted almost entirely through subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Form, Exchange, Registration and Transfer

        The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "—Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

        Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the applicable indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of that series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to the date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities may not be issued in exchange for registered securities.

        Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the registrar) a transfer agent in a place of payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on

  •
  if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

  •
  if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  •
  exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

Covenants

        Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See "—Mergers and Sales of Assets."

        For a description of covenants that may be applicable to junior subordinated debt securities issued in connection with an offering of trust preferred securities under this prospectus, you should read "Description of Trust Preferred Securities—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that at our option, payment of principal and premium, if any, or interest also may be made by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States designated by us from time to time, or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to the interest installment.

        Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities and as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities (subject to any limitations described in any applicable prospectus supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the applicable indenture, but not otherwise), and (ii) a paying agent in a place of payment located outside the United States where debt securities of that series and any related coupons may be presented and surrendered for payment.

        All moneys paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Mergers and Sales of Assets

        Each indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless, among other things, (i) we are the continuing corporation, or the resulting, surviving or transferee person (if other than us) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable debt securities and the applicable indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default (any such event, a "default") or event of default shall have occurred or be continuing under the applicable indenture and (iii) we deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Upon the assumption of our obligations by a person to whom the properties or assets are conveyed or transferred, we will be discharged from all obligations under the applicable debt securities and the applicable indenture, except in the case of a lease of our properties and assets substantially as an entirety.

Events of Default

        Each indenture provides that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

        Under each indenture, unless otherwise specified with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

  (a)
  default in payment of the principal of any debt security of the series;

  (b)
  default in payment of any interest on any debt security of the series when due, continuing for 30 days;

  (c)
  failure by us to comply with our other agreements in the debt securities of the series or the applicable indenture for the benefit of the holders of debt securities of that series upon the receipt by us of notice of the default given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series and our failure to cure the default within 60 days after receipt by us of the notice;

  (d)
  specified events of bankruptcy or insolvency; and

  (e)
  any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

        The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

        The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless

  (a)
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (b)
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

  (c)
  the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

  (d)
  the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

  (e)
  the trustee has failed to comply with the request within the 60-day period.

        Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "—Modification and Waiver," below.

        Each indenture provides for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

        The indentures permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

  •
  to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

  •
  to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

  •
  to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

  •
  to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

  •
  to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

  •
  to secure the debt securities; or

  •
  to make any other change that does not adversely affect the rights of any holder of the debt securities.

        Each indenture also permits us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

  •
  reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

  •
  change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

  •
  reduce the above-stated principal amount of outstanding debt securities of any series necessary to modify or amend the indenture;

  •
  modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

  •
  in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants described above with respect to the debt securities of that series.

Discharge and Defeasance

        Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

        In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

  (a)
  be discharged from our obligations in respect of the debt securities of a series ("defeasance and discharge"), or

  (b)
  cease to comply with specified restrictive covenants ("covenant defeasance"), including those described under "—Mergers and Sales of Assets";

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

          (i)    sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series, or

          (ii)  that amount of direct obligations of, or obligations the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

        The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law.

        Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

The Trustees under the Indentures

        The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs

Applicable Law

        The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

        We may issue, from time to time, shares of one or more series or classes of our preferred stock. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our charter, bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our charter, bylaws and the relevant certificate of designation.

General

        Under our charter, we have the authority to issue 100,000,000 shares of preferred stock. Our Board of Directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

        Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

  •
  the dividend periods (or the method of calculation thereof);

  •
  the voting rights of the shares;

  •
  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

  •
  whether or not and on what terms the shares of the series will be subject to redemption or repurchase at our option;

  •
  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

  •
  whether depositary shares representing shares of the series of preferred stock will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see "Description of Depositary Shares" below);

  •
  whether the shares of the series of preferred stock will be listed on a securities exchange;

  •
  any special United States federal income tax considerations applicable to the series; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

        Holders of shares of preferred stock shall be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.

        Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.

        Unless otherwise set forth in the applicable prospectus supplement, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) may be declared or paid or set aside for payment, nor may any other distribution be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends, nor may any common stock or any of our other capital stock ranking junior to or on a parity with the preferred stock of that series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any of that stock) by us (except by conversion into or exchange for other capital stock of ours ranking junior to the preferred stock of that series as to dividends) unless (i) if that series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period. However, any monies deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of the sinking fund may be applied to the purchase or redemption of that preferred stock in accordance with the terms of the sinking fund, regardless of whether at the time of the application full dividends, including cumulative dividends, upon shares of the preferred stock outstanding on the last dividend payment date have been paid or declared and set apart for payment. In addition, any junior or parity preferred stock or common stock may be converted into or exchanged for our stock ranking junior to the preferred stock as to dividends.

        The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.

Convertibility

        No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

        No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

        Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

        The holders of each series or class of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series or class of preferred stock, grant voting rights to the holders of that series or class to elect additional board members if we fail to pay dividends in a timely fashion.

        Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not:

  •
  increase or decrease the aggregate number of authorized shares of that class;

  •
  increase or decrease the par value of the shares of that class; or

  •
  alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

        If the amendment would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous

        The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement.

        When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

        The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter or the applicable certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

        The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions therein of certain terms.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF COMMON STOCK

        We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our charter, bylaws and the applicable prospectus supplement.

Authorized Shares

        Under our charter, we have the authority to issue 4,600,000,000 shares of common stock.

Dividends

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement.

Voting Rights

        Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under the Delaware General Corporation Law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all the directors of Disney then standing for election and holders of the remaining shares will not be able to elect any director.

Liquidation Rights

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

        Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

        All shares of common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

        We are the principal transfer agent and registrar for the common stock.

Certain Anti-takeover Effects

        General.    Certain provisions of our charter and the Delaware General Corporation Law (the "DGCL") could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board of Directors. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our charter and the DGCL.

        Our Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our Board of Directors expressly reserves the right to introduce these measures in the future.

        Business Combinations.    Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the Board of Directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute; however, our charter does not contain a provision electing to "opt-out" of Section 203.

        Supermajority Requirements.    In addition to the requirements of Section 203 of the DGCL, our charter provides that the affirmative vote of four-fifths of our outstanding stock entitled to vote shall be required for:

  (1)
  any merger or consolidation to which we, or any of our subsidiaries, and an Interested Person (as defined below) are parties;

  (2)
  any sale or other disposition by us, or any of our subsidiaries, of all or substantially all of our or its assets to an interested person, as defined below;

  (3)
  any purchase or other acquisition by us, or any of our subsidiaries, of all or substantially all of the assets or stock of an interested person; and

  (4)
  any other transaction with an interested person which requires the approval of our stockholders under the DGCL.

However, the above will not apply to any transaction if (a) the transaction is authorized by a resolution of our Board of Directors, provided that a majority of the members of our Board of Directors voting for the approval of the transaction were duly elected and acting members of our Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom the transaction is proposed, became an interested person, or (b) the provision of a vote in excess of that required by the DGCL for the transaction violates the express provisions of the DGCL. An "interested person" is any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, 5% or more of any class of our voting securities.

        Special Meetings.    Pursuant to the DGCL, a special meeting of stockholders may be called by the Board of Directors or by any other person authorized to do so in the charter or the bylaws. Our charter provides that special meetings of stockholders may only be called by our Board of Directors, the Chairman of our Board of Directors, or our President.

        Additional Authorized Shares of Capital Stock.    The additional shares of authorized common stock and preferred stock available for issuance under our charter could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS

        We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

        The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates" and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, have been or will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

        The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

General

        The prospectus supplement shall set forth the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

  •
  the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

  •
  the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

  •
  the offering price of the warrants, if any;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

  •
  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the warrants, if any;

  •
  antidilution provisions of the warrants, if any; and

  •
  any other material terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New

York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

  •
  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

  •
  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        We may offer one or more series of trust preferred securities either separately, or together with, or upon the conversion of or in exchange for, other securities. All of the trust common securities will be owned directly or indirectly by us. The trust preferred securities would be issued by one of the Disney Capital Trusts. The terms of the series of trust preferred securities will include those stated in the amended trust agreement entered into at the time the securities are issued and those made part of the amended trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act. We will enter into a guarantee with respect to each series of trust preferred securities under which we will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds legally and immediately available to make those payments but has not made them.

        The proceeds from the sale of a series of trust preferred securities and any trust common securities will be used by the trust to purchase a series of our junior subordinated debt securities. The payment terms of the series of junior subordinated debt securities will mirror the terms of that series of trust preferred securities and any trust common securities. Each series of junior subordinated debt securities will be issued under our subordinated debt securities indenture. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the subordinated debt securities described above under "Description of Debt Securities," with the additional features summarized below under "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

        The series of junior subordinated debt securities purchased with the proceeds from the sale of a series of trust preferred securities and trust common securities by a trust, along with its rights under the amended trust agreement and other agreements described in this section, will be the sole assets of the trust, and our payments under the series of junior subordinated debt securities and the agreement as to expenses and liabilities between us and the trust will be the sole revenue of the trust. If we fail to make a payment on the series of junior subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on the series of trust preferred securities.

        Our guarantee, when taken together with our obligations under the junior subordinated debt securities, the related indenture and the amended trust agreement, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

        The following summary of selected provisions of the amended trust agreement, and the trust preferred securities, related guarantees and junior subordinated debt securities, is not complete. When we offer to sell a series of trust preferred securities, we will describe the material additional terms of the series in the applicable prospectus supplement. If any particular terms of the trust preferred securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. In addition, you should review the forms of amended trust agreement, guarantee, subordinated debt securities indenture, agreement as to expenses and liabilities and certificate evidencing the trust preferred securities, which forms have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of these documents, see "Where You Can Find More Information" in this prospectus. The following summary and any description of trust preferred securities and related matters in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of these documents, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to "Disney," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean The Walt Disney Company, excluding, unless otherwise expressly stated or the context requires, our subsidiaries. References to "trust securities" below include trust preferred securities and trust common securities (all of which, with respect to any trust, will be directly or indirectly owned by us), collectively.

General

        Each trust may issue only one series of trust preferred securities and one series of trust common securities, and will use the proceeds from the sale of a series of trust preferred securities and trust common securities to purchase our junior subordinated debt securities. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below. The applicable prospectus supplement relating to any series of trust preferred securities will describe the terms of the trust preferred securities, including, where applicable:

  •
  the title of the trust preferred securities;

  •
  the liquidation amount and number of trust preferred securities issued;

  •
  any limit on the aggregate liquidation amount of the trust preferred securities;

  •
  whether the trust preferred securities may be represented initially by a trust preferred security in temporary or permanent global form, and if so, the initial depositary with respect to the temporary or permanent global debt security and whether and the circumstances under which beneficial owners of interests in any the temporary or permanent global debt security may exchange those interests for trust preferred securities of like tenor and of any authorized form and denomination;

  •
  the price or prices at which the trust preferred securities will be issued;

  •
  the annual distribution rate or rates on the trust preferred securities or the method or methods, if any, used to calculate those rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  •
  the date or dates from which distributions on the trust preferred securities will be cumulative or the method or methods, if any, used to determine those dates;

  •
  the person to whom any distributions will be payable on any trust preferred securities, if other than the person in whose name the security is registered at the close of business on the regular record date for the payment of such interest;

  •
  the regular payment date or dates on which distributions on the trust preferred securities will be payable and the regular record dates for the distributions payable on the trust preferred securities;

  •
  the place or places where and the manner in which the distributions of and payments in redemption of the trust preferred securities will be payable and the place or places where the trust preferred securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the trust preferred securities may be served on us;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which, the trust preferred securities may be redeemed, in whole or in part, at our option;

  •
  whether the trust preferred securities are convertible or exchangeable into our common stock or other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  the terms and conditions, if any, upon which the junior subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities and trust common securities;

  •
  any securities exchange on which the trust preferred securities will be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

        The interest rate and interest and other payment dates of each series of junior subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. Holders of trust preferred securities will have no preemptive or similar rights.

Distributions

        Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust's property account. The trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent set forth under "—Description of the Guarantees" below.

        Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry only form, the administrative trustees will have the right to select relevant record dates, which will be at least 15 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

Deferral of Distributions

        We will have the right under the junior subordinated debt securities to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. As a consequence of our extension of the interest payment period on junior subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below for more information on our right to defer interest payments.

Mandatory Redemption

        The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement. The junior subordinated debt securities may be redeemed at our option, to the extent specified in the applicable prospectus supplement and may also be redeemed at any time, in whole although not in part, in certain circumstances upon the occurrence of a tax event or an investment company event as described under "—Special Event Redemption" below.

        Upon maturity of the junior subordinated debt securities, the proceeds of their repayment simultaneously will be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, either at our option or pursuant to a tax event or investment company event, the trust will use the cash it receives upon redemption to redeem trust securities having an aggregate principal amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days' notice. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

        Both a tax event and an investment company act event constitute special events for purposes of the redemption provisions described above.

        A tax event means that the trust has received an opinion of tax counsel to the effect that, as a result of any amendment to, change or announced proposed change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or written administrative or judicial decision, interpretation or application of these laws and regulations, there is more than an insubstantial risk that:

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  the trust is or within 90 days would be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities;

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  interest payable to the trust on the junior subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes; or

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  the trust is or within 90 days would be subject to a more than a de minimis amount of other taxes, duties or other governmental charges.

        An investment company event means that the trust has received an opinion of counsel to the effect that, as a result of an amendment to or change in the applicable laws or regulations, or written administrative or judicial decision, interpretation or application of these laws and regulations, the trust is or will be considered an investment company required to be registered under the Investment Company Act.

Redemption Procedures

        A trust may not redeem fewer than all of the outstanding trust securities unless all accumulated and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

        If (1) a trust gives a notice of redemption of trust securities (which notice may not be conditional) and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then on or before the redemption date, the property trustee will deposit with the paying agent funds sufficient to pay the applicable redemption price. Upon surrender of the trust securities to the paying agent, the holders of the trust securities will be paid the applicable redemption price plus accumulated distributions to the redemption date.

        Once notice of redemption is given, distributions will cease to accumulate and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price plus accumulated distributions. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

        We or our subsidiaries may, at any time, and from time to time, purchase outstanding trust securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

        The terms on which the trust preferred securities or related junior subordinated debt securities will be convertible into or exchangeable for our common stock or other securities will be set forth in the applicable prospectus supplement. Those terms, if applicable, will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of our common stock or other securities to be received by the holders of trust preferred securities or related junior subordinated debt securities would be subject to adjustment.

Dissolution

        Each amended trust agreement will state that the trust will be dissolved:

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  upon our bankruptcy;

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  upon the filing of a certificate of dissolution or its equivalent with respect to us;

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  upon obtaining the consent of at least a majority in liquidation amount of the trust securities, voting together as a single class;

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  90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

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  upon entry of a court order for the dissolution of us or the trust;

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  upon the redemption of all of the trust securities;

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  upon the distribution of the related junior subordinated debt securities directly to the holders of the trust securities; or

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  if prior to the issuance of the trust securities, when we and the administrative trustees have consented to dissolution of the trust.

In the event of a dissolution, after the trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

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  cash equal to the total liquidation amount of each trust security specified in the applicable prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

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  junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust securities.

        If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Distribution of Junior Subordinated Debt Securities

        We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of junior subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the junior subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Trust Enforcement Events

        Upon the occurrence of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the subordinated debt securities indenture to declare the principal of, interest on and premium, if any, on the junior subordinated debt securities to be immediately due and payable. A trust enforcement event under the amended trust agreement also will be an event of default under the subordinated debt securities indenture. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

        Under the amended trust agreement, until all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the holder of the trust common securities will be deemed to have waived any trust enforcement event with respect to the trust common securities, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the subordinated debt securities indenture as it relates to the junior subordinated debt securities. In the event that any trust enforcement event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, the holder of trust common securities has agreed that the waiver also constitutes a waiver of the trust enforcement event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holder of trust common securities.

        Each amended trust agreement will provide that we and the administrative trustees shall deliver to the property trustee within 120 days after the end of each of our fiscal years a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement during the last fiscal year.

        If a property trustee fails to enforce its rights under the amended trust agreement or the subordinated debt securities indenture to the fullest extent permitted by law and, subject to the terms of the amended trust agreement and the subordinated debt securities indenture, any holder of trust securities may sue us, or seek other remedies, to enforce the property trustee's rights under the amended trust agreement or the subordinated debt securities indenture without first instituting a legal proceeding against the property trustee or any other person. If a trust enforcement event occurs and is continuing as a result of our failure to pay the principal of, interest on or premium, if any, on the junior subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See "—Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held By The Trust" below.

Removal and Replacement of Trustees

        Once trust securities have been issued, the number of trustees may be increased or decreased by a majority in liquidation amount of the trust common securities and only the holder of trust common securities has the right to remove or replace the trustees of the trust, except that while an event of default in respect of the junior subordinated debt securities has occurred and is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any property or Delaware trustee and the appointment of a successor property or Delaware trustee will be effective only on the acceptance of appointment by the successor property or Delaware trustee in accordance with the provisions of the amended trust agreement. The resignation of an administrative trustee is effective upon delivery of notice of resignation.

Mergers and Sales of Assets

        A trust may not consolidate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other trust entity (each, a merger event), except as described below. A trust may, at our request and with the consent of a majority of its administrative trustees (but without the consent of the holders of its trust securities, the Delaware trustee or the property trustee), consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, another trust, provided that:

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  the successor entity either (1) assumes all of the obligations of the trust relating to its trust securities or (2) substitutes other securities for the trust preferred securities that are substantially similar to the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments upon liquidation, redemption and otherwise;

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  we appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust, as the holder of the junior subordinated debt securities;

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  the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

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  the merger event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

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  the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

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  the successor entity has a purpose identical to that of the trust;

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  prior to the merger event, we have received an opinion of counsel stating that (1) the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity, (2) following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and (3) following the merger event the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

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  we directly or indirectly own all of the trust common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

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  the successor entity assumes all of the obligations of the trust with respect to the trustees.

        In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the trust will not consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, any other entity or permit any other entity to consolidate, merge with or into, or replace it, if, in the opinion of tax counsel, the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes and would cause the holders of the trust securities not to be treated as owning an undivided interest in the junior subordinated debt securities.

Voting Rights; Amendment of Amended Trust Agreement

        The holders of trust securities have no voting rights except as discussed under "—Removal and Replacement of Trustees" and "—Mergers and Sales of Assets" above and "—Description of the Guarantees" below and as otherwise required by law and the amended trust agreement.

        The amended trust agreement may be amended if approved by us, a majority of the administrative trustees of the trust, the property trustee and, if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware trustee, the Delaware trustee. However, if any proposed amendment provides for:

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  any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise; or

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  the dissolution, winding-up or termination of the trust other than under the terms of its amended trust agreement;

then the holders of the trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by at least a majority in liquidation amount of the trust securities affected by the amendment. However, if any proposed amendment would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on the amendment.

        In addition, if any proposed amendment provides for:

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  any action that would change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities on a specified date; or

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  any action that would restrict the right of a holder of trust securities to institute suit for the enforcement of payment of the distribution on or after the specified date;

then the holders of trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by each holder of trust securities affected by the amendment.

        No amendment may be made to an amended trust agreement if that amendment would:

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  cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes;

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  reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

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  cause the trust to be deemed to be an investment company which is required to be registered under the Investment Company Act.

        As described in the form of amended trust agreement, the administrative trustees may hold a meeting to have holders of trust securities vote on an amendment or have them approve an amendment by written consent.

        If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by us or our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

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  we and our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

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  any trust preferred securities owned by us or our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

        The holders of a majority of the total liquidation amount of each of the trust preferred securities and the trust common securities have the right to:

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  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

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  direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debt securities, to

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exercise the remedies available under the subordinated debt securities indenture with respect to the junior subordinated debt securities;

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consent to any amendment or modification of the subordinated indenture with respect to the junior subordinated debt securities; or

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waive any event of default under the subordinated debt securities indenture that is waivable.

        However, the holders of a majority of the total liquidation amount of the trust common securities can exercise the foregoing rights only after all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of tax counsel stating that, as a result of that action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in junior subordinated debt securities.

Information Concerning the Property Trustee

        For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, and/or one or more of its affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The property trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the property trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a trust enforcement event, must use the same degree of care and skill as a prudent man would exercise or use in the conduct of his own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Administrative Trustees

        Initially, there will be three administrative trustees of each trust. The administrative trustees may be officers or employees of Disney or entities affiliated with us. The administrative trustees are authorized and directed to conduct the affairs of and, among other things, to operate the trust in a way that:

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  will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

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  will cause it to be classified as a grantor trust for United States federal income tax purposes; and

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  will cause the junior subordinated debt securities it holds to be treated as our indebtedness for United States federal income tax purposes.

        The administrative trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended trust agreement, that they determine to be necessary or desirable for those purposes.

Description of the Guarantees

        We will execute a guarantee for the benefit of the holders of each series of trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The applicable prospectus supplement with respect to the trust preferred securities will identify the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates.

General

        We will irrevocably and unconditionally agree under each guarantee to pay the guarantee payments that are set forth below, to the extent specified in that guarantee, to the holders of the trust preferred securities to which the guarantee relates, to the extent that the guarantee payments are not paid by or on behalf of the related trust. We are required to pay the guarantee payments to the extent specified in the relevant guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

        The following payments and distributions on the trust preferred securities of a trust are guarantee payments:

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  any accumulated and unpaid distributions required to be paid on the trust preferred securities of the trust, but only to the extent that the trust has funds legally and immediately available for those distributions;

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  the redemption price for any trust preferred securities that the trust calls for redemption, including all accumulated and unpaid distributions to the redemption date, but only to the extent that the trust has funds legally and immediately available for the payment; and

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  upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of the trust or the redemption of all the trust preferred securities of the trust, the lesser of:

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the sum of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities of the trust to the payment date, to the extent that the trust has funds legally and immediately available for the payment; and

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the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities of the trust in liquidation of the trust.

        We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the trust to make the payment to those holders.

        Each guarantee will be a full and unconditional guarantee, subject to certain subordination provisions of the guarantee payments with respect to the related trust preferred securities from the time of issuance of those trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the trust has sufficient funds legally and immediately available to make those distributions or other payments.

        If we do not make the required payments on the junior subordinated debt securities that the property trustee holds under a trust, that trust will not make the related payments on its trust preferred securities.

Subordination

        Our obligations under each guarantee will be unsecured obligations of ours. Those obligations will rank:

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  subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

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  equal in priority with the junior subordinated debt securities that we may issue and similar guarantees; and

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  senior to our common stock.

        Each guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

        The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the related guarantee.

Amendments

        We may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least a majority of the outstanding trust preferred securities to which the guarantee relates.

Termination

        The guarantee will terminate and be of no further effect when:

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  the redemption price of the trust preferred securities to which it relates is fully paid;

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  we distribute the related junior subordinated debt securities to the holders of those trust preferred securities; or

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  the amounts payable upon liquidation of the related trust are fully paid.

        Each guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under that guarantee.

Certain Covenants

        We will covenant that, so long as any trust preferred securities remain outstanding, if we have given notice of our election to defer payments of interest on the junior subordinated debt securities or if there is an event of default under the guarantee or the subordinated debt securities indenture with respect to the junior subordinated debt securities (or any event of which we have knowledge that with the giving of notice or lapse of time or both would constitute an event of default under the subordinated debt securities indenture with respect to the junior subordinated debt securities and which we have not taken responsible steps to cure):

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  we will not make distributions related to our debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

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  we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments.

We may, however, make the following types of distributions:

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  dividends paid in common stock;

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  dividends in connection with the implementation of a shareholder rights plan, the issuance of capital stock under any such plan or the redemption or repurchase of any rights pursuant to such plan;

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  payments under a guarantee to a trust holding junior subordinated debt securities of the same series;

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  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

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  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

        Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors, including the trust, as holder of the guarantee and the junior subordinated debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation. See "Description of Debt Securities—Consequences of Holding Company Status."

Events of Default

        An event of default will occur under any guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee.

        The holders of a majority of the trust preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to that guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under that guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

        The guarantee trustee, and/or one or more of its affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The guarantee trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the guarantee trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.

Applicable Law

        The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Agreement as to Expenses and Liabilities

        We will enter into an agreement as to expenses and liabilities in connection with each amended trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related trust to each person or entity to whom that trust becomes indebted or liable. The exceptions are the obligations of the trust to pay to the holders of the related trust preferred securities or other similar interests in the trust the amounts due to the holders under the terms of those trust preferred securities or those similar interests.

Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts

General

        The junior subordinated debt securities, which each trust that issues trust preferred securities will hold as trust assets, will be issued under the subordinated debt securities indenture relating to that series of junior subordinated debt securities. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the subordinated debt securities described above under "Description of Debt Securities," with the additional features summarized below.

        Junior subordinated debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities plus our investment in trust common securities. The entire principal amount of the junior subordinated debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date set forth in the applicable prospectus supplement.

        If distributed to the holders of trust preferred securities upon dissolution of a trust, junior subordinated debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Subordination

        The junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent described in the applicable prospectus supplement and as set forth in the subordinated debt securities indenture, to all of our senior indebtedness. For purposes of the junior subordinated debt securities, senior indebtedness shall include those obligations described as senior indebtedness for purposes of the subordinated debt securities under "Description of Debt Securities—Subordination Provisions Relating to Subordinated Debt" above, as well as all principal, premium, if any, and interest in respect of subordinated debt securities issued under the subordinated debt securities indenture, except for any series of subordinated debt securities that by its terms is subordinated to, or ranks on an equal basis with, junior subordinated debt securities.

        The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

Optional Redemption

        To the extent described in the applicable prospectus supplement, we will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after the applicable redemption date at the applicable redemption price, together with interest, upon not less than 30 nor more than 60 days' notice.

Deferral of Interest Payments on Junior Subordinated Debt Securities

        We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of the extension period (or periods), we will pay all interest then accrued and unpaid, together with interest on the deferred amount as provided in the applicable prospectus supplement, to the extent permitted by applicable law.

        During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. In addition, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the junior subordinated debt securities or make any guarantee payments on any such debt securities of our subsidiaries. We may, however, make the following types of distributions:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; or

  •
  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

        Prior to the termination of any extension period for a series of junior subordinated debt securities, we may further defer payments of interest on the junior subordinated debt securities by extending the interest payment period, provided that the extension period together with all previous and further extensions thereof for the series of junior subordinated debt securities may not extend beyond five consecutive years or extend beyond the maturity of the series. Upon the termination of any extension period, and the payment of all accrued and unpaid interest on the junior subordinated debt securities then due, we may select a new extension period for the series of junior subordinated debt securities, subject to the above requirements. No interest on a series of junior subordinated debt securities during an extension period, except at the end thereof, will be due and payable.

        If the property trustee is the sole holder of the junior subordinated debt securities, we will give the property trustee notice of the selection of an extension period for such series of junior subordinated debt securities one business day prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date a trust is required to give notice to the applicable self-regulatory organization or to holders of the trust preferred securities on the record date or the date the distribution is payable, but in any event not less than one business day prior to such record date.

The administrative trustees shall give notice of the selection of an extension period to the holders of trust preferred securities. If the property trustee is not the sole holder of a series of junior subordinated debt securities, we will give the holders of such junior subordinated debt securities notice of the selection of an extension period ten business days prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date we are required to give notice to the applicable self-regulatory organization or to holders of the subordinated debt securities, but in any event at least two business days before such record date.

        We have no present intention to defer interest payments.

Certain Covenants

        The subordinated debt securities indenture, as it applies to any junior subordinated debt securities, will require us to:

  •
  maintain 100% direct or indirect ownership of the trust common securities of any trust to which the junior subordinated debt securities have been issued while the junior subordinated debt securities remain outstanding; and

  •
  pay to any trust to which the junior subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

        If there has occurred any event of default, then we may not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  •
  make any payment of interest, principal or premium, on or repay, repurchase or redeem any, debt securities (including guarantees other than the trust guarantee) issued by us which rank pari passu with or junior to the junior subordinated debt securities.

        The preceding sentence, however, shall not restrict:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; or

  •
  the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provision of the capital stock or the security being converted or exchanged.

        The subordinated debt securities indenture will provide that, with respect to any junior subordinated debt securities, we will not merge or consolidate with another corporation or sell or lease all or substantially all of our assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

  •
  either (1) we are the continuing corporation or (2) the successor corporation, if other than us, expressly assumes the obligations evidenced by the junior subordinated debt securities issued pursuant to the subordinated debt securities indenture and our obligations under the trust guarantees;

  •
  immediately prior to and after the transaction, there would not be any events of default in the performance of any covenant or condition of the subordinated debt securities indenture as it relates to the junior subordinated debt securities; and

  •
  the transaction is permitted under the relevant amended trust agreement and guarantee and does not give rise to any breach or violation of such trust agreement or guarantee.

Modification of the Subordinated Indenture

        If we and the trustee propose a modification of the subordinated debt securities indenture or the rights of the holders of a series of junior subordinated debt securities that requires the consent of the holders of the series and the modification relates to a series of junior subordinated debt securities held by or on behalf of a Disney Capital Trust, then:

  •
  if the consent of a majority in aggregate principal amount of junior subordinated debt securities is required, the modification will not be effective until the holders of a majority in liquidation amount of trust securities issued by the affected trust have consented to the modification; and

  •
  if the consent of each outstanding junior subordinated debt security is required, the modification will not be effective until each holder of the trust securities of the affected trust has consented to the modification.

However, the holders of the trust common securities can vote to provide the foregoing consent only after all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated and after the property trustee has obtained an opinion from tax counsel that the corresponding trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as provided in the amended trust agreement.

Additional Events of Default

        In addition to the events of default described under "Description of Debt Securities—Events of Default," the voluntary or involuntary dissolution, winding up or termination of a Disney Capital Trust will be an additional event of default regarding any series of junior subordinated debt securities held as trust assets, unless the dissolution, winding up or termination is in connection with:

  •
  the distribution of junior subordinated debt securities to holders of trust securities in liquidation of a trust;

  •
  the redemption of all outstanding trust securities of such trust; or

  •
  certain mergers or consolidations permitted by the amended trust agreement.

        Holders of a majority in principal amount of junior subordinated debt securities of any series or the majority in liquidation amount of the trust preferred securities of a trust or of the trust common securities of a trust may waive any past default will respect to such securities, except a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a junior subordinated debt security of the affected series or the affected trust preferred securities or trust common securities. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as holder of junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        To the extent any action under the subordinated debt securities indenture as it relates to a series of junior subordinated debt securities is entitled to be taken by the holders of at least a specified percentage of junior subordinated debt securities, holders of the corresponding trust preferred securities may take any action if it is not taken by the property trustee of the related Disney Capital Trust. Notwithstanding the foregoing, if an event of default has occurred and is continuing and is attributable either to:

  •
  our failure to pay the principal of, premium, if any, on or interest on the junior subordinated debt securities on the due date; or

  •
  our failure to deliver the required securities or other rights upon an appropriate conversion or exchange right election;

a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or premium, if any, on or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by that holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. We may not amend the subordinated debt securities indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debt securities, and we shall be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to that holder in any direct action.

        The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless an event of default has occurred and is continuing under the applicable declaration of trust. See "—Trust Enforcement Events."

Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held by the Trust

        We will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, to the extent described under "—Description of the Guarantees." No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated debt securities indenture (as it relates to the junior subordinated debt securities) that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by the trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust, primarily because:

  •
  the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

  •
  the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except its obligations under its trust preferred securities; and

  •
  each amended trust agreement will provide that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        If and to the extent that we do not make payments of the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the guarantee for payment of these amounts. Instead, holders may directly sue us or seek other remedies to collect their proportionate share of payments owed. If holders sue us to collect payment, then we will assume rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to holders in any such legal action.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We and, in the case of trust preferred securities, a Disney Capital Trust may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We and, in the case of trust preferred securities, a Disney Capital Trust, also reserve the right to sell securities directly to investors on our own or its behalf in those jurisdictions where we are, or it is, authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We and, in the case of trust preferred securities, a Disney Capital Trust also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us or a Disney Capital Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or, in the case of trust preferred securities, a Disney Capital Trust, may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        Any underwriting compensation paid by us or by a Disney Capital Trust to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us and, in the case of trust preferred securities, a Disney Capital Trust to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us and, in the case of trust preferred securities, a Disney Capital Trust for certain expenses.

        In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

        If so indicated in an applicable prospectus supplement, we and/or a Disney Capital Trust may authorize dealers acting as our or its agents to solicit offers by institutions to purchase the securities from us or it at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and/or a Disney Capital Trust.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us and/or a Disney Capital Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us and/or a Disney Capital Trust to indemnification by us against certain liabilities, including liabilities under the Securities Act.

        The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the securities.

        One or more of the underwriters, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act (File No. 1-11605) and we therefore file reports, proxy and information statements and other information with the Securities and Exchange Commission. The reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These reports, proxy and information statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, the SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

        This prospectus constitutes part of a registration statement on Form S-3 that we and the Disney Capital Trusts filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois.

        Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

        We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

  (a)
  Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as amended in Amendment No. 1 thereto on Form 10 K/A filed on June 28, 2001;

  (b)
  Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, March 31, 2001 and June 30, 2001;

  (c)
  Current Reports on Form 8-K, filed on January 30, 2001 and April 23, 2001; and

  (d)
  Registration Statement on Form 8-A, filed on November 17, 1999.

        We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the securities made hereby (other than information in such documents that is deemed not to be filed).

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Vice President and Secretary; telephone number (818) 560-1000. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

        Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York. Sidley Austin Brown & Wood LLP, Los Angeles, California, will act as counsel for any agents or underwriters. Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass on certain matters for us with respect to the trust preferred securities.

EXPERTS

        The consolidated financial statements of The Walt Disney Company and its subsidiaries incorporated in this prospectus and the related Registration Statement by reference to the Annual Report on Form 10-K for the year ended September 30, 2000, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Infoseek Corporation incorporated by reference in this prospectus and the related registration statement from the Form 10-K, as amended, of The Walt Disney Company for the year ended September 30, 2000 have been audited by Ernst & Young LLP, independent accountants, as set forth in their report included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in auditing and accounting.

ISSUER
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

TRUSTEE, REGISTRAR AND
PAYING AGENT
Wells Fargo Bank, National Association
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017

LEGAL ADVISORS

to the Company: Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019	to the Underwriters: Sidley Austin Brown & Wood LLP 555 West Fifth Street Los Angeles, California 90013

INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY
PricewaterhouseCoopers LLP
1880 Century Park East
Suite 1200
Los Angeles, California 90067

$500,000,000

5.375% Global Notes due 2007

P R I C I N G  S U P P L E M E N T

May 22, 2002

Credit Suisse First Boston
Salomon Smith Barney

JPMorgan
Merrill Lynch & Co.
UBS Warburg
Blaylock & Partners, L.P.
Loop Capital Markets, LLC
Muriel Siebert & Co., Inc.
The Williams Capital Group, L.P.

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DESCRIPTION OF THE NOTES
UNDERWRITING
GENERAL INFORMATION
TABLE OF CONTENTS Prospectus Supplement
RISK FACTORS
EUROPEAN MONETARY UNION
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS

OUR COMPANY
THE DISNEY CAPITAL TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
GENERAL DESCRIPTION OF SECURITIES THAT WE OR THE TRUSTS MAY SELL
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS